AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                OF

                    RW HOTEL PARTNERS, L.P.,
                  A Delaware limited partnership

                     HOLIDAY INN HURSTBOURNE
                       LOUISVILLE, KENTUCKY



                          TABLE OF CONTENTS

Section                                                       Pages

ARTICLE I   CONTINUATION OF PARTNERSHIP; BASIC INFORMATION
     Section 1.2  Name
     Section 1.3  Termination
     Section 1.4  Character of Business
     Section 1.5  Names and Addresses of Partners
     Section 1.6  Principal Office
     Section 1.7  Registered Office; Agent for Service of Process
     Section 1.8  Certain Definitions
     Section 1.9  Title to Property

ARTICLE II   CERTAIN INCORPORATED MATTERS
     Section 2.1  Tax and Accounting

ARTICLE III   CAPITALIZATION AND LOANS BY PARTNERS
     Section 3.1  Contributions By Partners
     Section 3.2  Hotel Projects:  Rehab Contributions
     Section 3.3  Maximum Rehab Contribution Amount
     Section 3.4  Partner Loans

ARTICLE IV   DISTRIBUTIONS
     Section 4.1  Distributions
     Section 4.2  Timing of Distributions
     Section 4.3  Distributions of Interest on Deferred Sale Price
     Section 4.4  Distributions of Capital

ARTICLE V   POWERS, RIGHTS AND DUTIES OF PARTNERS
     Section 5.1  Authority of Partners
     Section 5.2  Sale and Financing Rights
     Section 5.3  Certain Obligations of General Partner
     Section 5.4  Other Activities
     Section 5.5  Liability of General Partner
     Section 5.6  Indemnity of General Partner
     Section 5.7  Compensation of General Partner
     Section 5.8  Hotel Consultant

ARTICLE VI   TRANSFER OF PARTNERSHIP INTERESTS
     Section 6.1  Restrictions on Transfer
     Section 6.2  Effect of Assignment; Documents
     Section 6.3  Additional Partners

ARTICLE VII   CERTAIN REMEDIES
     Section 7.1  Security Agreement
     Section 7.2  Termination of Management Rights
     Section 7.3  Arbitration
     Section 7.4  No Partition
     Section 7.5  Litigation Without Termination
     Section 7.6  Attorneys' Fees
     Section 7.7  Cumulative Remedies
     Section 7.8  No Waiver

ARTICLE VIII   DISSOLUTION OF THE PARTNERSHIP
     Section 8.1  Events Giving Rise to Dissolution
     Section 8.2  Purchase and Conversion Options
     Section 8.3  Procedure

ARTICLE IX   MISCELLANEOUS
     Section 9.1  Notices
     Section 9.2  Acknowledgement by Partners
     Section 9.3  Construction
     Section 9.4  Time is of the Essence
     Section 9.5  Entire Agreement
     Section 9.6  Amendments
     Section 9.7  Governing Law; Venue
     Section 9.8  Successors and Assigns
     Section 9.9  Captions
     Section 9.10 Severability
     Section 9.11 Counterparts
     Section 9.12 No Third Party Beneficiaries
     Section 9.13 Certain Terminology
     Section 9.14 Incorporation of Exhibits
     Section 9.15 Consents and Approvals
     Section 9.16 Effectiveness

         AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                 OF
                       RW HOTEL PARTNERS, L.P.

                       Holiday Inn Hurstbourne
                        Louisville, Kentucky


     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made and entered into as of the 8th day of September, 1995, by and among RIDGEWOOD HOTELS, INC., a Georgia corporation ("Ridgewood"), RW HOTEL INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("Original Investor") and RW HOTEL INVESTMENTS, L.L.C., a Delaware limited liability company ("Investor").

R E C I T A L S:

     WHEREAS, RW Hotel Partners, L.P., was organized as a limited partnership (the "Partnership"), under the laws of the State of Delaware on August 16, 1995, pursuant to the filing of a Certificate of Limited Partnership with the Delaware Secretary of State in accordance with the Delaware Revised Uniform Limited Partnership Act (the "Act");

     WHEREAS, Ridgewood and Original Investor entered into a partnership agreement (the "Partnership Agreement") captioned
"LIMITED PARTNERSHIP AGREEMENT OF RW HOTEL PARTNERS, L.P.", dated as of August 16, 1995, in order to set out their agreement as to the conduct of business and the affairs of the Partnership;

     WHEREAS, as of the date hereof, Original Investor is assigning its interest in the Partnership to Investor (and Original Investor is withdrawing as a partner in the Partnership) and Investor is being admitted as a substitute limited partner; and

     WHEREAS, Ridgewood and Investor desire to amend, restate and supersede the Partnership Agreement in its entirety.

     IN VIEW OF THE FOREGOING FACTS, and in consideration of the respective undertakings of the parties hereto, effective as of the date of this Agreement, the Partnership Agreement of the Partnership is hereby amended and restated in its entirety as follows:

ARTICLE I   CONTINUATION OF PARTNERSHIP; BASIC INFORMATION

     Section 1.1 Continuation. This Agreement amends, restates and supersedes the Partnership Agreement in its entirety. As of the date of this Agreement, sole and only rights of the "Partners" (as defined below) as partners in this "Partnership" (as defined below) shall be as set forth in this Agreement. The Partnership shall continue to operate without interruption as a limited partnership under the Act. If there is a conflict between the provisions of this Agreement and the Act, the provisions of the Act shall control (it being understood that if the Act provides for a particular rule but allows the partners of a limited partnership to provide to the contrary in their partnership agreement, and if the parties hereto have so provided hereunder, then such provisions shall not be deemed to constitute a conflict for purposes of the foregoing). The Partners shall execute and deliver and "General Partner" (as defined below) shall file the Certificate of Limited Partnership of the Partnerships and any assumed or fictitious or business name statement or certificate or any similar document required by the Act or applicable law to be filed in connection with the formation and operation of the Partnership and General Partner shall perform such other actions as are required under the Act and applicable law in order to qualify the Partnership to conduct the business contemplated by this Agreement (including any required publication). The Partners further agree to acknowledge, file, record, and publish as necessary, such amendments to the foregoing as may be required by this Agreement, the Act or applicable law, and such other documents as may be appropriate to comply with such requirements for the formation, preservation, or operation of the Partnership. Upon termination of the Partnership, General Partner shal promptly execute and cause to be filed all filings required under the Act and other applicable laws. General Partner shall promptly deliver to the Partners copies of all filings made on behalf of the Partnership in accordance with this Section.

     Section 1.2 Name. The Partnership's business shall continue to be conducted solely under the name of "RW Hotel Partners, L.P." or any fictitious name upon which the Partners may agree and for which the appropriate certificate of fictitious name shall be filed with the appropriate government agency.

     Section 1.3 Termination. The term of the Partnership shall continue until and shall terminate on December 31, 2000, inclusive, unless sooner terminated as hereinafter provided. As used herein, "Partnership Year" manes (a) that portion of the current calendar year (i.e., the calendar year in which the date hereof occurs) which occurs on or after the date hereof and prior to the termination of the Partnership in accordance with this Agreement, (b) each full calendar year on or after the date hereof and prior to the termination of the Partnership in accordance with Agreement, and (c) that portion of the calendar year in which the Partnership terminates in accordance with this Agreement that is on or after the date hereof and prior to such termination.

     Section 1.4 Character of Business. The Partnership may engage in any lawful purpose expressly approved in writing by the Partners, except for banking or insurance. The principal purpose of the Partnership shall be to acquire, improve, maintain, operate, market, sell and otherwise use the "Hotel Property" (as defined below) for profit and to engage in all activities related thereto.

     Section 1.5 Names and Addresses of Partners. The names and addresses of the Partners are as follows:

          General Partner

          Ridgewood Hotels, Inc.
          2859 Paces Ferry Road
          Suite 700
          Atlanta, Georgia 30339
          Attention:  Mr. N. Russell Walden

          Limited Partner

          RW Hotel Investment Partners, L.P.
          c/o Farallon Capital Management Inc.
          One Maritime Plaza, Suite 1325
          San Francisco, California 94111
          Attention:  Mr. Jason M. Fish

     Section 1.6 Principal Office. The office and place of business of the Partnership, at which Partnership records must be maintained in written form, is 2859 Paces Ferry Road, Suite 700, Atlanta, Georgia 30339, or at such other place as the Partners shall from time to time determine. The Partnership may maintain other offices at such other locations as the Partners shall determine from time to time.

     Section 1.7 Registered Office; Agent for Service of Process. The registered office and the registered agent for service of process of the Partnership shall be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 or such other place as the Partners may from time to time designate. General Partner shall cause to be promptly delivered to the Partners a copy of any notice, complaint or other material received by such agent on behalf of the Partnership.

     Section 1.8 Certain Definitions. As used herein, the following terms have the following meanings:

     "Affiliate" of a person or entity (or words of similar import, whether or not capitalized) includes (1) any officer, director, employee, shareholder, partner, member or relative within the third degree of kindred of the person or entity in question; (2) any corporation, partnership, limited liability company, trust or other person or entity controlling, controlled by or under common control with (a) the person or entity in question or (b) any affiliate of the person or entity in question (whether directly or indirectly through one or more intermediaries); and (3) any officer, director, trustee, partner, member or employee of any person or entity described in (2) above. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities or by contract or otherwise. Without limitation on the foregoing, "Manager" (as hereinafter defined) shall be deemed to be an Affiliate of General Partner.

     "Applicable Rate" means the lesser of (1) 25% per annum, and
(2) the maximum interest that may be charged under any applicable usury law.

     "Bankruptcy/Dissolution Event" with respect to a person or entity, means the commencement or occurrence of any of the following with respect to such person or entity: (1) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (2) the appointment of (or a proceeding to appoint) a trustee or receiver of any property interest; (3) an attachment, execution or other judicial seizure of (or a proceeding to attach, execute or seize) a substantial property interest; (4) an assignment for the benefit of creditors; (5) the taking of, failure to take, or submission to any action indicating (after reasonable investigation) an inability to meet its financial obligations as they accrue; or
(6) a dissolution or liquidation; provided, however, that the events described in clauses (1), (2) or (3) shall not be included if the same are (a) involuntary and not at any time consented to,
(b) contested within 30 days of commencement and thereafter diligently and continuously contested, and (c) dismissed or set aside, as the case may be, within 90 days of commencement.

     "Base Percentages", "Interim Percentages" and "Residual
Percentages" (collectively, the "Distribution Percentages") mean the following respective percentages for each of the Partners (subject to adjustment pursuant to Sections 7.2 and 8.2B):

                                  Base       Interim      Residual
          Partner                 Percentage Percentage   Percentage

          Limited
          Partner                    99%        88%          75%

          General
          Partner                     1%        12%          25%

     "Basic Agreement" means that certain agreement captioned "AMENDED AND RESTATED BASIC AGREEMENT", dated as of August 14, 1995 among Ridgewood, Ridgewood Properties, Inc. ("Operator") and Investor. The Basic Agreement provides for, among other matters, the execution and delivery of this Agreement. The following terms shall have the meanings set forth for the same in the Basic
Agreement: "Closing Date", "Construction Management Agreement", "Construction Manager", "Management Agreement", "Manager", "Project Financing", "Purchase Agreement", "Purchase Agreement Certificate", "Qualified Credit Facility", and "Required Financing Terms".

     "Business Agreement" means any lease, rental agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument at any time or times affecting all or a portion of the Hotel Property or any other "Partnership Property" (as hereinafter defined).

     "Business Plan" means the business plan for the Hotel Property and Partnership attached as Exhibit "A", as the same may be amended from time to time in accordance with this Agreement. The Business Plan shall include the "Operating Budget" and "Rehab Budget" for the Hotel Property, and shall address the matters set forth in Exhibit "A". Neither the Business Plan nor any component thereof shall be deemed to include any matter that has not been approved in writing by Investor.

     "Claim" means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim).

     "Collateral Agreement" means any agreement, instrument, document or covenant made or entered into under, pursuant to, or in connection or concurrently with the Basic Agreement or this Agreement and any amendment or amendments made at any time or times heretofore or hereafter to any of the same (including the Management Agreement or the Construction Management Agreement).

     "Cure Period" means (1) fifteen (15) days after written notice from a Partner to a defaulting Partner specifying the nature of a default or breach under this Agreement, in connection with a monetary default that is not a "Noncurable Default" (as hereinafter defined); (2) thirty (30) days after written notice from a Partner to a defaulting Partner specifying the nature of a default or breach under this Agreement, in connection with a non-monetary default that is not a Noncurable Default (provided, however, that if such non monetary default cannot reasonably be cured within such 30-day period, and such defaulting Partner promptly commences the cure of such default and diligently pursues such cure to completion, then such 30 day period shall be extended to the extent reasonably necessary, but in no event after the date that is 45 days after such written notice); and (3) no period at all for a Noncurable Default. A "Noncurable Default" means any of the following: (a) a breach of a representation or warranty, (b) a breach of Section 6.1 or any other restriction upon transfer or hypothecation, (c) an intentional breach, (d) a breach of fiduciary duty or a breach constituting fraud, bad faith or willful misconduct, (e) a breach of Section 5.4 or any other exclusive or non competition covenant, (f) a breach of an obligation if there have been two prior breaches of such obligation or a similar obligation within the immediately preceding two year period (e.g., a failure to timely deliver information if there have been at least two failures to timely deliver the same or different information within the immediately preceding 2 year period), (g) taking action on behalf of the Partnership that is beyond the scope of authority established by this Agreement, or
(h) a Bankruptcy/Dissolution Event.

     "Default Rate" means the lesser of (1) five percentage points over the Applicable Rate and (2) the maximum interest that may be charged under any applicable usury law.

     "Distributable Cash" for the applicable period means the amount by which (1) the gross cash revenues and funds received from Partnership operations during such period (other than funds received as capital contributions or loans from any Partner), including the "Net Sale Proceeds" and "Net Financing Proceeds" (each as defined below) received during such period; exceed (2) the sum of (a) cash expenditures made by the Partnership or which the Partnership is obligated to make for or during such period in connection with the Partnership's operations or in connection with the Partnership Property, including business taxes and real and personal property taxes and assessments, insurance premiums, leasing commissions and fees, tenant improvements and other capital costs, all expenditures made or required to be made by Manager on behalf of the Partnership under the Management Agreement, fees payable to Manager under the Management Agreement, and other operating costs (except to the extent paid from the "Working Capital Reserve" (as defined below) or other reserves established pursuant to Section 5.3G or the Management Agreement), (b) all installments and payments of principal and interest and other sums and amounts paid or payable for or during such period on or in connection with any secured or unsecured indebtedness of the Partnership (including required debt service and other payments required of the Partnership in connection with the Project Financing), and (c) the establishment of or additions to the Working Capital Reserve (as defined below) and such other reserves as may be established by the Partners pursuant to
Section 5.3G or the Management Agreement (namely, the FF&E reserve therein described). If the amount described in clause (2) above for the applicable period exceeds the amount described in clause (1) for such period, then such excess shall be referred to herein as the "Negative Cash Flow" for such period. Nothing contained in this paragraph will limit General Partner's obligations under this Agreement, including its obligation to comply with the Operating Budget and Rehab Budget.

     "General Partner" means Ridgewood and its successors and assigns as a general partner in the Partnership, subject to Sections
7.2 and 8.2.

     "Governmental Requirements" means all permits, licenses, approvals, entitlements and other governmental authorizations required in connection with the ownership, construction, use, operation or maintenance of the Partnership Property, including any development agreement, indemnity, surety or performance bond or other similar assurances to governmental agencies in connection with the obtaining of entitlements and other governmental approvals for the "Hotel Project".

     "Hotel Property" means that certain Holiday Inn and related improvements known as the "Holiday Inn Hurstbourne" and located near Louisville, in Jefferson County, Kentucky, and more particularly described in the Purchase Agreement. "Hotel Project" means the refurbishment of the Hotel Property in accordance with the Business Plan.

     "Key Individual" means N. Russell Walden.

     "Laws" means all procedural and substantive federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements (including those relating to the environment, health and safety, or handicapped persons), applicable to Partnership Property, or the ownership, use, operation, maintenance, sale, lease or other disposition thereof.

     "Limited Partner" means Investor, and its successors and assigns as a Limited Partner in the Partnership.

     "Net Financing Proceeds" and "Net Sale Proceeds" mean, respectively, that portion of Distributable Cash representing the net proceeds from (1) any financing or refinancing of the Partnership Property or any part thereof (other than proceeds from the Project Financing), and (2) any sale, disposition, taking or loss (including the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from casualty insurance [other than rental income insurance] or title insurance) of the Partnership Property or any part thereof. In the computation of Net Financing Proceeds and Net Sale Proceeds there shall be deducted the payment of all costs and other expenses related thereto and approved by the Partners and the satisfaction of any debt being refinanced or discharged and any other debts or liabilities of the Partnership for which the Partners decide to use the same and the setting aside of any reserves therefrom reasonably deemed proper by the Partners.
The Partners shall set aside reasonable reserves upon the closing of any transaction generating Net Financing Proceeds or Net Sale Proceeds to account for potential post closing liabilities and such other matters as the Partners may reasonably agree (unless otherwise agreed in writing by the Partners).

     "Operating Account" means the operating account to be established in the name of the Partnership at a financial institution reasonably approved by Limited Partner.

     "Operating Budget" means the operating budget for the Hotel
Property and the Partnership, which shall be attached to the Business Plan, as the same may be amended from time to time pursuant to the written approval of Limited Partner in accordance with this Agreement.

     "Partner" means General Partner or Limited Partner. "Partners" means General Partner and Limited Partner, collectively.

     "Partnership" means the limited partnership governed by this Agreement.

     "Partnership Agreement" or this "Agreement" means this Agreement, as amended, modified or supplemented from time to time.

     "Partnership Property" means all property, of whatever kind or nature, owned by the Partnership from time to time.

     "Plans and Specifications" means the plans and specifications for the Hotel Property or Hotel Project to be approved by the Partners pursuant to Section 5.3H, as the same may be amended from time to time in accordance with this Agreement.

     "Qualified Lease" as of a particular date means a lease of a portion of the Hotel Property to an unrelated third party which meets all of the following tests as of such date: (1) such lease is in full force and effect, free from default by either the tenant or landlord thereunder; and (2) such lease is approved in writing by Limited Partner.

     "Rehab Budget" means a budget for refurbishing the Hotel
Property, which shall be attached to the Business Plan, as the same may be amended from time to time pursuant to the written approval of Limited Partner in accordance with this Agreement.

     "Requirements" means this Agreement, the Business Plan, the Operating Budget, the Rehab Budget, the Business Agreements, all
Plans and Specifications, Laws and Governmental Requirements, collectively.

     "Working Capital Reserve" shall have the meaning set forth in
Section 5.3G.

     Section 1.9 Title to Property. Title to the assets and property of the Partnership shall be held in the name of the Partnership.

ARTICLE II   CERTAIN INCORPORATED MATTERS

     Section 2.1 Tax and Accounting. Each and all of the provisions of Exhibit "B" are incorporated herein and shall constitute part of this Agreement. Exhibit "B" provides for, among other matters, the maintenance of capital accounts, the allocation of profits and losses, and the maintenance of books and records.

ARTICLE III   CAPITALIZATION AND LOANS BY PARTNERS

     Section 3.1  Contributions By Partners.

     A. Initial Contributions. On the Closing Date, the Partners made the following contributions to the Partnership:

          (1) General Partner. General Partner contributed the sum of $165,000.00, and caused Operator to assign its interest in the Purchase Agreement to the Partnership.

          (2) Limited Partner. Limited Partner contributed the sum of $16,335,000.00.

The contributions by the Partners under this Subsection A shall be used to fund the following: (a) the purchase price, reasonable closing costs and other amounts required to be paid by the Partnership under the Purchase Agreement; (b) reimbursement to General Partner for its reasonable out of pocket third party costs paid by General Partner in connection with due diligence under the Purchase Agreement; and (c) the balance shall be placed by General Partner in the Operating Account to be applied in accordance with the Operating Budget and the Rehab Budget.

     B. Additional Contributions by General Partner. On each date (the "Applicable Contribution Date") that a contribution is made or required to be made by Limited Partner under Section 3.2 of this Agreement, General Partner shall make a contribution in an amount (the "Applicable General Partner Contribution Amount") equal to 1/99th of the amount of the contribution to be made by Limited Partner by delivering the following items:

          (1) a demand note (the "General Partner Demand Note") in the Applicable General Partner Contribution Amount dated as of the Applicable Contribution Date, duly executed by General Partner and payable to the order of the Partnership, in the form of Exhibit "C-1";

          (2) a demand note (the "Operator Demand Note") in an amount equal to the Applicable General Partner Contribution Amount, from Operator in its capacity as sole shareholder of General Partner, dated as of the Applicable Contribution Date, duly executed by Operator, in the form of Exhibit "C-2" and duly endorsed by General Partner to the Partnership (with an endorsement in the form of Exhibit "D");

          (3) a pledge agreement ("General Partner Pledge Agreement") dated as of the Applicable Contribution Date and duly executed by General Partner, in the form of Exhibit "E" pledging the Operator Demand Note as security for the payment of the General Partner Demand Notes (except that after the General Partner Pledge Agreement is delivered for the first contribution by General Partner under this Section, General Partner shall deliver instead a supplement to the General Partner Pledge Agreement in form reasonably required by Limited Partner to reflect the additional Operator Demand Notes and General Partner Demand Notes delivered); and

          (4) such other documents as Limited Partner may reasonably request, including evidence of due authorization and enforceability and an amendment and restatement of the General Partner Pledge Agreement to evidence and consolidate multiple supplements then or theretofore delivered.

     Section 3.2 Hotel Project: Rehab Contributions. It is anticipated by the Partners that the funds necessary for the Hotel Project in accordance with the Business Plan and Rehab Budget shall be funded from available Partnership funds, with the remaining amount to be funded by Limited Partner (up to the "Maximum Rehab Contribution Amount" with respect thereto), upon and subject to the terms and conditions hereinafter set forth. No additional capital contributions shall be required by the Partners other than expressly provided in this Section 3.2 and Section 3.1B.

     A.  Procedure and Conditions for Each Rehab Contribution.

          (1) Procedure. Subject to the terms and conditions set forth in this Section 3.2, on or before the first day of each calendar month, Limited Partner shall contribute into the Partnership Operating Account the amount to be contributed by the Partners specified in the "Contribution Request" (as defined below) for such month (the "Rehab Contributions"). General Partner shall use the Rehab Contributions in strict conformity with the applicable Contribution Request, the Business Plan and the Rehab Budget (subject to the deviations permitted under Section 5.1B(3)) and Requirements. If at any time the Hotel Project cannot be completed in strict conformity with the most recently approved Business Plan and Rehab Budget, General Partner shall immediately submit to Limited Partner for its approval a revised Business Plan and Rehab Budget in the same form as currently attached as Exhibit "A", except that General Partner shall identify changes in any line items and the reasons for the changes. Limited Partner need not make any further Rehab Contributions unless and until the Partners approve the revised Business Plan and Rehab Budget. Each modification to the Business Plan and Rehab Budget is subject to the approval of Limited Partner pursuant to Section 5.1B.

          (2)  Conditions to Rehab Contributions.  Before Limited
Partner becomes obligated to make any Rehab Contribution, the following conditions must be satisfied:

          (a) Performance by General Partner. The due performance by General Partner and its affiliates of each and every undertaking and agreement to be performed by it hereunder in all material respects and the truth of each representation and warranty made by it in this Agreement and each Collateral Agreement in all material respects at the time as of which the same is made and as of the date each Rehab Contribution is to be made pursuant to this Section 3.2, as if made on and as of the date such Rehab Contribution is to be made.

          (b) No Defaults. There is no default by the Partnership under any Project Financing or other Business Agreement.

          (c) No Bankruptcy or Dissolution. That at no time shall any Bankruptcy/Dissolution Event have occurred with respect to General Partner or any Affiliate.

          (d) Key Individual. The Key Individual (1) is not then dead, insane, incapacitated or the subject of a Bankruptcy/Dissolution Event; and (2) continues to be actively involved in the management and affairs of the Project.

          (e) Ownership. The Key Individual and Karen Hughes continue to own at least 43.5% of the ownership interests in Operator and General Partner, directly or indirectly.

          (f) Contribution Request. Limited Partner shall have received a Contribution Request for such Rehab Contribution meeting the requirements and within the time period set forth in subsection B below, and Limited Partner has received any other documentation or information in connection with such Contribution Request that Limited Partner may reasonably require.

          (g) Reports. Limited Partner shall have received all financial reports required to have been furnished to date by General Partner under Section 5.3F.

          (h) No Material and Adverse Event. Limited Partner is not aware of any circumstance which Limited Partner reasonably determines is likely to have a material and adverse effect upon the rehabilitation and occupancy of the Hotel Project in conformance with the Requirements. Any expenditure (or reasonably anticipated expenditure) which is not within the Rehab Budget approved by Limited Partner in writing under Section 5.1B (subject to the overruns which do not require the consent of Limited Partner as described in Section 5.1B(3)), shall be deemed material and adverse for purposes of this Agreement.

          (i) No Damage. That there shall not have occurred destruction of or damage or loss to the Partnership Property from any cause whatsoever, which, according to Limited Partner's best estimate, would cost more than $50,000 or take longer than 30 days to restore, unless Limited Partner reasonably determines that the contingency category in the Rehab Budget, Operating Budget and insurance proceeds (when combined with the amount of the applicable deductible) are sufficient to pay for all repairs in a timely manner.

          (j) No Taking. That there shall not have occurred any taking or proposed or threatened taking of the Hotel Property by eminent domain (or any part thereof which would render the remaining portion of the Hotel Property unsuitable for the use and operation of a hotel in compliance with Laws and Governmental Requirements).

          (k) Lien Waivers; Other Evidence of Payment. With respect to the work covered by each prior Contribution Request, Limited Partner shall have received invoices, appropriate unconditional waivers of mechanics' and materialmen's lien rights in the form required by Laws executed by all contractors, subcontractors and other persons rendering services, delivering materials or otherwise receiving payments covered by each prior Contribution Request (or to the extent lien waivers are inappropriate due to the nature of the payment involved, cancelled checks), and such other information and documentation as may be reasonably required by Limited Partner evidencing that General Partner have utilized the proceeds of all contributions in connection with all prior Contribution Requests in accordance with the Requirements, and that all work covered by prior Contribution Requests has been done on a lien-free basis (it being understood that General Partner may bond over liens, provided that Limited Partner's written consent is first obtained). With respect to the work covered by the current Contribution Request, Limited Partner shall have received invoices from all contractors, subcontractors and other persons rendering services or delivering materials covered by the current Contribution Request, and such other information and documentation as may be reasonably required by Limited Partner to evidence that General Partner will be utilizing the proceeds of the current Contribution Request in accordance with the Requirements. With respect to payment of any expenditure in excess of $25,000 (or any payment regardless of the amount thereof if General Partner is then in monetary or material non-monetary default or breach under this Agreement), Limited Partner shall have the right to cause the payment to the party entitled through an escrow established with Title Company (and such payment through escrow shall be deemed a contribution to the Partnership and subsequent expenditure by the Partnership).

          (l) Construction Contracts. Limited Partner shall have received and approved in writing all engineering, construction, supply and other material contracts for work (and the parties thereto) which is the subject of the current Contribution Request prior to the submission of such Contribution Request (which approval shall not be unreasonably withheld or delayed and shall not be required to the extent approval is not required pursuant to
Section 5.1B(6)). Without limitation on the foregoing, each such contract shall provide for at least 10% retention of all amounts payable thereunder until verification by the Partnership that all work and materials required to be provided thereunder have been provided in accordance with the terms of such contract.

          (m) Plans and Specifications. To the extent not previously approved, any Plans and Specifications pursuant to which any of the work covered by the current Contribution Request shall have been approved by Limited Partner, and all applicable governmental authorities.

          (n) Requirements. Limited Partner shall have received evidence reasonably satisfactory to it that all permits, approvals and consents then required under the Requirements for the construction of the work described in such Contribution Request have been obtained.

          (o) Leasing Requirements. To the extent that the work for which such Contribution Request is made includes work to satisfy the requirements under any lease, that such lease is a Qualified Lease, Limited Partner shall received a fully executed copy of such Qualified Lease, and that the work or proposed work is in full compliance with such Qualified Lease (and, without limitation, that the reasonably projected completion date of such work is within the dates by which such work is required to be completed under such Qualified Lease).

          (p) Retainage. The Contribution Request shall not cover any retainage unless Limited Partner has received evidence satisfactory that all work and materials required to be provided under the contract in question have been provided in accordance with such contract.

          (q) Franchisor Approvals. Without limitation on subsection A(2)(n) above, Limited Partner shall have received evidence of all consents and approvals then or theretofore required by Holiday Inn or any other franchisor with respect to the Hotel
Project.

          (r) General Partner Contribution. The corresponding contribution required to be made by General Partner under Section 3.1B shall have been made (and without limitation on the foregoing, all documents required to be delivered by General Partner with respect to such contribution shall have been duly executed and delivered).

     B. Contribution Requests. At least ten (10) days prior to the first day of each calendar month until the completion of the Hotel Project, General Partner shall submit a written contribution request for such month to the Partners describing the contributions to the Project required of the Partners under this Section 3.2 and meeting the requirements of this subsection B ("Contribution Request").
Each Contribution Request shall be in a form approved by Limited Partner, and shall (1) describe in reasonable detail the anticipated expenditures of the Project for such month set forth in the Rehab Budget (to be allocated among the specified line item(s) of the Rehab Budget); (2) indicate the amounts expended by the Partnership to date for the Project among the specified line item(s) of the Rehab Budget; (3) describe the portion of such month's expenditures anticipated to be funded from available Partnership funds;
(4) describe the portion of such month's expenditures which is to be funded by contributions of Limited Partner; (5) set forth Limited Partner's required contribution; and (6) be accompanied by the documentation and information as is required under Section 3.2A(2) above. General Partner may submit Contribution Requests to the Partners no more frequently than once each month, unless Limited Partner has given its prior written consent in each instance. Each Contribution Request shall constitute General Partner's representation and warranty to Limited Partner and the Partnership that (a) all disbursements made to date as well as those being currently requested were and will be utilized in compliance with the applicable Contribution Requests and in compliance with the Requirements; and (b) all representations and warranties of General Partner or any of its Affiliates in this Agreement, the Basic Agreement or any Collateral Agreement are true and correct on the date of such Contribution Request in all material respects (as if made on and as of such date).

     C. No Waiver of Conditions. Any waiver by Limited Partner of a condition of or to a contribution under this Section 3.2 must be expressly made by Limited Partner in writing. If Limited Partner makes a contribution before fulfillment of one or more required conditions, such contribution shall not be a waiver of such contribution conditions, and Limited Partner reserves the right to require their fulfillment before making its share of any further Rehab Contributions. If all contribution conditions are not satisfied, Limited Partner, acting in its reasonable judgment and without waiving any rights or conditions as to any other or further disbursements, may disburse selectively as to certain items or categories of costs and not others. Limited Partner's approval of any matter in connection with this Agreement shall be for the sole purpose of protecting Limited Partner's investment in the Partnership, and shall not constitute a waiver of any default by General Partner or its Affiliates under this Agreement or any Collateral Agreement (unless such waiver is expressly made by Limited Partner in writing with specific reference to such default and agreement) or a representation by Limited Partner of any kind with regard to the matter being approved. Limited Partner is under no duty to visit the Hotel Property or to supervise or observe construction or to examine any books or records. No site visit, observation or examination by Limited Partner shall impose any liability on Limited Partner, result in any waiver of any default by General Partner or its Affiliates under this Agreement or any Collateral Agreement, or constitute a representation that the Hotel Project complies or will comply with any Requirement or that any construction is free from defective materials or workmanship. Neither General Partner nor any other party is entitled to rely on any site visit, observation or examination by Limited Partner, and Limited Partner assumes no personal responsibility for any negligent or defective design or construction. Limited Partner shall have the right to contact representatives of the local, state and other governmental authorities having jurisdiction over the Hotel Project, or engineers, architects, contractors, suppliers or other third parties involved in the Hotel Project, in order to verify compliance by General Partner with this Agreement (including satisfaction of the conditions set forth in Section 3.2A(2) above).

     Section 3.3  Maximum Rehab Contribution Amount.
Notwithstanding anything herein to the contrary, Limited Partner shall not be required to contribute in excess of an aggregate of $443,000 pursuant to Section 3.2 above (the "Maximum Rehab
Contribution Amount").

     Section Partner Loans. Except as otherwise expressly provided under this Agreement, any Partner making a loan to the Partnership shall be entitled to interest thereon at the Applicable Rate, compounded monthly, and the same, together with interest as aforesaid, shall be repaid before any distribution shall be made under Article IV. However, except as otherwise expressly provided under this Agreement, no such loan to the Partnership shall be made without the prior written consent of the Partners.

ARTICLE IV   DISTRIBUTIONS

     Section 4.1 Distributions. Each distribution of Distributable Cash (excluding interest on any deferred portions of the sale price of Partnership Property, which shall be distributed under Section
4.3) shall be made as follows:

     A. First Level. All such Distributable Cash shall first be distributed, in preference and priority to any other distribution of Distributable Cash, to Limited Partner until there shall have been distributed to Limited Partner under this subsection A an amount equal to the then "15% IRR Deficiency" (as defined in Exhibit "F"); and there shall be no distributions of Distributable Cash under subsections B, C or D below at any time when there is a positive 15% IRR Deficiency.

     B. Second Level. The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsection A above shall be distributed to General Partner until the aggregate amount then or theretofore received by General Partner under this subsection B equals $165,000.00 (or, if greater, the aggregate cash contributions actually made by General Partner to the Partnership under Section 3.1 [it being understood that a demand note does not constitute a cash contribution, but amounts paid by General Partner to the Partnership pursuant to a demand note delivered under Section 3.1B of the Partnership Agreement constitute a cash contribution to the Partnership under Section 3.1]).

     C. Third Level. The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsections A and B above shall be distributed to the Partners in accordance with their respective Interim Percentages on a pari passu basis until there shall have been distributed to Limited Partner under this subsection C an amount equal the then "25% IRR Deficiency" (as defined in Exhibit "F"); and there shall be no distributions of Distributable Cash under subsection D below at any time when there is a positive 25% IRR Deficiency.

     D. Fourth Level. The balance, if any, of such Distributable Cash remaining after the distributions pursuant to subsections A, B and C above shall be distributed to the Partners in accordance with their respective Residual Percentages on a pari passu basis.

The cash portion of the sale price of the Partnership Property or any part thereof, together with all installments and payments of cash (other than interest) of or against any deferred portion of such purchase price, shall be distributed in accordance with the levels provided above, with each person or entity entitled to payment under a level receiving the entire amount of such cash until the sum payable under such level shall have been discharged in cash.

     Section 4.2 Timing of Distributions. Distributions of Distributable Cash shall be made on a monthly basis on the 20th day after the end of each calendar month, unless otherwise agreed upon by the Partners. Notwithstanding the foregoing, distributions of Net Sale Proceeds and Net Financing Proceeds shall be made promptly upon receipt, unless otherwise agreed upon by the Partners.

     Section 4.3 Distributions of Interest on Deferred Sale Price. Interest on any deferred portion of the sale price of Partnership Property shall be distributed to the Partner or Partners entitled under Section 4.1 to receive the principal portion of such sale price with respect to which such interest shall have been paid.

     Section 4.4 Distributions of Capital. Except as expressly provided in this Agreement or as otherwise agreed by the Partners, no Partner shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions agreed upon by, the Partners. Each Partner shall look solely to the assets of the Partnership for return of such Partner's capital contributions.

          ARTICLE V   POWERS, RIGHTS AND DUTIES OF PARTNERS

     Section 5.1  Authority of Partners.

     A. Authority of General Partner. Except as otherwise provided in this Agreement, General Partner shall have full power and authority to manage the operations and affairs of the Partnership and to act for and to bind the Partnership to the extent provided by applicable law, and shall have the duty and authority, on behalf of the Partnership, to do all things appropriate to the accomplishment of the purposes of the Partnership, including:

          (1) Filing appropriate organizational documents for the Partnership with the appropriate governmental authorities.

          (2) Operating the Hotel Property and entering into agreements and undertakings pertaining to the operation of the Hotel Property.

          (3) Employing consultants, attorneys, accountants and agents.

          (4) Executing contracts, agreements, deeds and other writings.

          (5) In general, managing the business and affairs of the Partnership and taking such actions as may be necessary or appropriate thereto.

     B. Major Decisions. General Partner shall fully consult with Limited Partner at all times, and each of the following matters
("Major Decisions") must be previously approved in writing by Limited Partner:

          (1) The adoption of, and any material supplement to, material revision of, or material deviation from, the Business Plan.

          (2) The adoption of, and any supplement to, revision of, or deviation from, the Operating Budget, the Rehab Budget or any other Partnership budget (subject to subsection (3) below). General Partner shall submit to Limited Partner, on or before November 1 of each year, the proposed Operating Budget and Rehab Budget for the following calendar year, which proposed budgets shall be in the same form as the form of the initial Operating Budget and Rehab Budget attached to the Business Plan, and which proposed Operating Budget and Rehab Budget shall be subject to the prior written approval of Limited Partner.

          (3) Any deviation from or expenditure inconsistent with the Operating Budget, the Rehab Budget or any other Partnership budget. Notwithstanding the foregoing, Limited Partner's consent to an expenditure relating to the Hotel Property payable to a third party exceeding the amount specified for such expenditure in the Operating Budget or the Rehab Budget shall not be required in any of the following circumstances: (a) General Partner, in its reasonable judgment, deems to constitute an emergency requiring immediate action for the protection of the Hotel Property or persons; (b) such expenditure is related to the Hotel Project, and when combined with the amount of all expenditures made or reasonably expected to be made in connection with the Hotel Project, would not cause the total amount of expenditures for the Hotel Project to exceed one hundred five percent (105%) of the total amount of expenditures for the Hotel Project set forth in the Rehab Budget; (c) such expenditure is contemplated by the Operating Budget for the Hotel Property (and not the Rehab Budget), and when combined with the amount of all expenditures made or reasonably expected to be made in connection with the Hotel Property for such calendar year (other than the expenditures for the Hotel Project or described in clause (d) below), would not cause the total amount of expenditures for the Hotel Property for such calendar year (other than the expenditures for the Hotel Project or described in clause (d) below), to exceed one hundred five percent (105%) of the total amount of expenditures for such calendar year set forth in the Operating Budget (other than the expenditures for the Hotel Project or described in clause (d) below); and (d) expenditures for real property taxes and assessments, utilities and insurance for the Hotel Property, and required debt service under the Project Financing. General Partner shall promptly notify Limited Partner of each expenditure made pursuant to this subsection (3) and shall promptly supply Limited Partner with such information with respect thereto as Limited Partner may reasonably request.

          (4) Any material activity (including the entry into any contract or incurring any obligation) or expenditure which is inconsistent with the Business Plan (it being understood that the Business Plan is a general outline only, and does not contemplate every activity or expenditure which is customarily undertaken or incurred in connection with projects similar to the Hotel Project); and prior to the preparation by General Partner of the Business Plan (or any required update thereof) and approval of the same by Limited Partner, the entry into any contract or incurring any obligation or taking any other action that could give rise to any cost or liability in excess of $25,000.

          (5) Any transaction or matter that is not in the ordinary course of the Partnership's business or that is not directly related to the acquisition, refurbishment, operation or sale of the Hotel
Property.

          (6) The entry into any construction, development or other agreement which provides for a term greater than three months or contemplates an aggregate amount to be spent by the Partnership under such agreement in excess of $100,000 (and a series of related agreements for amounts less than $100,000 shall be construed as a single agreement for purposes of this subsection); or any termination or material modification to any of the foregoing. Any execution, termination or modification of the Management Agreement or the Construction Management Agreement shall be subject to the prior approval of Limited Partner.

          (7) Any capital transaction (including the sale, financing or refinancing of the Partnership Property or any portion thereof, or the acquisition of any other property or business) and the terms thereof.

          (8) Any compensation or reimbursement to, or other transaction with any Affiliate of General Partner or any other person or entity with which General Partner or any of its Affiliates has a significant business relationship.

          (9) The establishment and maintenance of reserves and contributions thereto (the foregoing not being intended to require the consent of Limited Partner in connection with the maintenance of the FF&E Reserve by Manager pursuant to the terms and conditions of the Management Agreement).

          (10) Any litigation, arbitration or settlement involving the Partnership or its assets. Notwithstanding the foregoing, Limited Partner's consent shall not be required in connection with defense of Claims against the Partnership which are covered by insurance of the Partnership, or in connection with necessary legal action or proceedings for the collection of rent or other income from the Partnership Property, or for the ousting or dispossessing of defaulting tenants or other persons therefrom (except that any such action taken with respect to a tenant occupying 10,000 square feet or more of the Hotel Property shall constitute a Major Decision).

          (11) All income tax elections, tax returns and tax audits.

          (12) Establishment of and any material amendment or supplement to the Plans and Specifications for any construction work for the Hotel Property.

          (13) The entry into or the material modification of any Governmental Requirements, including the creation of any material concessions by or restrictions on the Partnership, the Hotel Project or the Hotel Property or other Partnership Property in connection with obtaining zoning, variances, map approval, entitlements, permits or other governmental approvals.

          (14) The entry into or any material amendment or modification to any lease, and the terms thereof.

          (15) Establishment and any modification to the lease form for the Partnership.

          (16) The employment and retention of a manager, leasing agent and other personnel (the foregoing not being intended to require the consent of Limited Partner in connection with the employment by Manager of its employees and personnel).

          (17) Any other decision or action which requires the approval of the Partners as provided elsewhere in this Agreement. General Partner shall use its reasonable business judgment in proposing Major Decisions, and Limited Partner shall use its good faith judgment in approving or withholding approval of the same. Notwithstanding the immediately preceding sentence, Limited Partner may withhold or impose conditions upon its approval of any acquisition of any additional property or business by the Partnership in its sole and absolute discretion (including General Partner or Operator's agreement to a modification of the economic terms of the Partnership Agreement, Management Agreement or Construction Management Agreement to the extent they are related to such additional property or business which is the subject of such acquisition). Any approval by Limited Partner pursuant to this subsection B must be in writing; provided, however, that General Partner may give Limited Partner written notice of any proposed Major Decision, and if Limited Partner does not object to the same or request further information with respect thereto within 15 days after receipt of such notice, Limited Partner shall be deemed to have disapproved the proposed Major Decision. Notwithstanding the foregoing, if General Partner gives Limited Partner written notice (in the form prescribed below) requesting approval of any lease pursuant to clause (14) above and if Limited Partner does not object to the same or request further information with respect thereto within 3 business days (such period extended to 10 business days in connection with a lease of 10,000 square feet or more) after receipt of such notice, Limited Partner shall be deemed to have approved such lease. Any notice requesting Limited Partner's approval of a lease shall prominently state in capitalized boldface language that Limited Partner's consent will be deemed to have been given if no response is made within the applicable period. If further information is requested by Limited Partner within the applicable time period set forth above, General Partner shall use reasonable and diligent efforts to supply the requested information and may thereupon give a new notice of the proposed Major Decision as provided above. If Limited Partner fails to approve a proposed Major Decision, the Partners shall attempt in good faith to resolve the deadlock as quickly as practicable.

     C. Management and Construction Management Agreements. The parties hereby confirm that the Management Agreement and the Construction Management Agreement have been entered into with Operator with respect to the Hotel Property in the forms prescribed by the Basic Agreement and otherwise in accordance with the Business Plan.

     D.  Prohibited Acts.  No Partner shall have any authority to:

          (1)  Unilaterally amend this Agreement.

          (2)  Extend the term of the Partnership.

          (3) Do any act in contravention of this Agreement or which would make it impossible to carry on the business of the Partnership.

          (4) Possess any Partnership Property or assign the rights of the Partnership in specific Partnership Property for other than a Partnership purpose.

          (5) Admit a person or entity as a Partner except as provided in this Agreement.

          (6) Permit the Partnership to merge or consolidate with any other entity.

          (7) Engage in any transaction on behalf of the Partnership with itself or an Affiliate, even if approved by the Partners, except upon terms which are fair as respects the Partnership and competitive with the terms available to the Partnership from non Affiliates.

          (8) Make, execute or deliver on behalf of the Partnership any assignment for the benefit of creditors (other than a collateral assignment, as security, to a lender under Section 5.2) or any guarantee, indemnity bond or surety bond, other than reasonable and customary bonds and assurances to governmental agencies in connection with the obtaining of entitlements and other governmental approvals or to lenders in connection with development or construction financing; or obligate the Partnership or any Partner as a surety, guarantor or accommodation party to any obligation.

          (9) Lend funds belonging to the Partnership or any Partner to any Partner or third party or extend to any person, firm or corporation, credit on behalf of the Partnership.

          (10) Subject to Section 5.2, borrow on behalf of the Partnership, or pledge, mortgage or encumber, or grant of a security interest in, any Partnership Property.

          (11)  Confess any judgment on behalf of the Partnership.

          (12) File any petition, or consent to the appointment of a trustee or receiver or any judgment or order, under the federal bankruptcy laws.

          (13) Any action that will result in the Partnership not being treated as a partnership for income tax purposes.

     E. Required Signatures. Limited Partner's signature (or a written notice granting General Partner sole authority to sign) shall be required for all contracts (including documents related to the acquisition, sale, financing or transfer of any portion of the Partnership Property) entered into by or on behalf of the Partnership. However, only General Partner's signature will be required for (1) contracts and agreements (but not documents related to the acquisition, sale, financing or transfer of any portion of the Partnership Property, which are also to be executed by Limited Partner or expressly approved in writing by a notice with the form of document attached) that are provided for in an approved Partnership Budget or otherwise permitted without the consent of Limited Partner pursuant to subsections B(2) and B(3) above, and (2) leases which are approved or deemed approved by Limited Partner pursuant to Section 5.1B.

     F. Affiliate Transactions. Notwithstanding anything to the contrary herein, any decision by the Partnership to terminate or exercise any right (including any right to approve or request, or any right to receive documents) or remedy under any contract between the Partnership and General Partner or an Affiliate of General Partner (or any instrument from or by General Partner or an Affiliate of General Partner in favor of or for the benefit of the Partnership) shall be made exclusively by Limited Partner on behalf of the Partnership (and thus, for example, Limited Partner shall make the decision, on behalf of the Partnership with respect to the Partnership's termination of, or the exercise of any right or remedy under, the Management Agreement or the Construction Management Agreement and Limited Partner shall make the decision, on behalf of the Partnership, with respect to the exercise of any right or remedy under each General Partner Demand Note, General Partner Pledge Agreement and the collateral thereunder). If a contract with an Affiliate is terminated, any substitute contract shall be with a third party reasonably satisfactory to the Partners. In addition, notwithstanding anything to the contrary herein (including any loss of voting rights), any act or other transaction between the Partnership on the one hand, and any Partner, its Affiliates or any other person or entity with which such Partner or any of its Affiliates has a significant business or personal relationship, on the other hand, shall require the prior written approval of the other Partner.

     G. Determinations by the Partners. Any approval, consent, judgement or other determination to be made by the Partners under and in connection with this Agreement shall be made jointly by the Partners and shall therefore require their mutual agreement.

     Section 5.2 Sale and Financing Rights. From and after the date which is 30 months after the date of this Agreement, Limited Partner shall have the right (without the consent of General Partner) to propose that the Partnership sell or finance the Hotel Property (and all matters incidental thereto), in which event General Partner shall use diligent efforts to cause such proposal to be promptly effectuated, subject to compliance with the provisions of this Article (other than Sections 5.1B(7) and 5.1D(10) hereof).

     A. Financing Terms. Unless otherwise approved by the Partners, any financing obtained on behalf of the Partnership under this Section 5.2 shall comply with the Required Financing Terms.

     B. Sale Terms. Except as otherwise approved by the Partners, the purchase price for the Hotel Property or the portion thereof to be sold or disposed of shall be payable (1) entirely in cash; or
(2) by taking title subject to or assuming existing indebtedness; or
(3) both. In addition, the terms of the sale of the Hotel Property (other than the Purchase Price) shall be subject to the reasonable approval of the Partners, and shall not impose upon the Partnership or any Partner any material liability or obligation unless the aggregate liability under such contract does not exceed 5% of the purchase price and no obligations survive for more than twelve months after the closing of the sale without the approval of the Partners.

     C.  Sale to Affiliate; Affiliate Financing.  No sale of any
Partnership Property shall be made to an Affiliate of a Partner, and no financing shall be provided by an Affiliate of a Partner, without the prior written approval of the other Partner.

     D. Right of First Opportunity. Prior to consummating a proposed sale, Limited Partner (the "Selling Partner") shall provide the "Non-Selling Partner" (i.e., General Partner) with a right to purchase the Selling Partner's interest in the Partnership on and subject to the terms and conditions hereinafter stated:

          (1) The Selling Partner shall give written notice (the "Proposed Sale Notice") to the Non-Selling Partner setting forth the "Basic Sale Terms" (as hereinafter defined) of such proposed sale. As used herein, "Basic Sale Terms" means the proposed purchase price, the amount of cash payable to the Partnership by the purchaser at the closing, the amount and terms of the purchase money note, if any, evidencing a portion of the purchase price and security for such promissory note, any other material economic terms of the proposed sale, and the estimated closing date of the transaction. The Basic Sale Terms shall comply with the requirements of subsection B above.

          (2) The Non Selling Partner shall have fifteen (15) days (the "Election Period") after the giving of the Proposed Sale Notice to elect to purchase the Selling Partner's interest in the Partnership (such election to be made, if at all, by giving written notice thereof to the Selling Partner within the Election Period). The purchase price of the Selling Partner's Partnership interest and the terms of such purchase will be such as will produce for the Selling Partner the same consideration and security at the same time or times as the Selling Partner would have received if the proposed sale by the Partnership had been consummated (and no sales commissions had been paid by the Partnership [i.e., without any deduction for a sales commission]) and the Partnership had been dissolved and wound up following such sale and the proceeds of such sale and other assets of the Partnership had been distributed to the Partners in accordance with the provisions of this Agreement.

          (3) If the Non Selling Partner fails to make the election to purchase, then the Selling Partner may close a sale at any time or times during the six month period (the "Closing Period") that commences on the first day after the Election Period, for a purchase price and on terms which are at least as favorable to the Partnership as the Basic Sale Terms contained in the Proposed Sale Notice; but if a sale for such purchase price and on such terms is not consummated within such period, then the rights of the Non-Selling Partner to notice and purchase as aforesaid will continue as to any sale occurring subsequent to such period. A sale shall be deemed "at least as favorable" as that set forth in the Proposed Sale Notice if the net purchase price and net cash down payment (after the payment by the Partnership of all of its expenses [other than attorneys' fees] associated with the sale, including any real estate commissions) shall be at least equal to that set forth in the Proposed Sale Notice (after deduction for the expenses therein set forth) and the deferred portion, if any, of such purchase price, shall be payable at an interest rate and in installments which are at least as great as, and be payable over a period which is not longer than, the deferred portion, if any, of the purchase price specified in the Proposed Sale Notice.

          (4) If the Non Selling Partner makes the election to purchase, then such election shall be deemed to create a contract between the Non Selling Partner and the Selling Partner pursuant to which the Non Selling Partner agrees to acquire the interest of the Selling Partner in the Partnership on the terms specified in clause
(2) above, except that the closing date for such sale shall be the date which is 60 days after the making of such election. If the Non Selling Partner makes the election to purchase but the closing fails to occur due to the Non Selling Partner's default, then without limitation on the Selling Partner's other rights and remedies (including specific performance and damages), the Non Selling Partner's rights under this subsection 5.2 will be permanently lost.

Section 5.3  Certain Obligations of General Partner

     A. Generally. General Partner shall at all times act in a fiduciary capacity in exercising its power and authority and shall not engage in any dealings having the appearance of impropriety. General Partner shall fully and faithfully discharge its obligations and responsibilities, and shall devote sufficient time and attention to Partnership affairs to ensure the proper management and supervision of the Partnership's business and the discharge of its duties under this Agreement. General Partner shall diligently and continuously pursue the planning, acquisition, refurbishment, operation, marketing and sale of the Partnership Property in accordance with reasonable business judgment, and shall make its personnel and the personnel of its Affiliates available to the Partnership to the extent necessary in order that its obligations may be adequately discharged.

     B. Project Administration. Without limitation on the foregoing or other provisions of this Article V, General Partner shall coordinate and manage the administration necessary for the planning, acquisition, refurbishment, operation, marketing and sale of the Hotel Property and the Hotel Project within the time schedule set forth and in full compliance with all Requirements, and shall, at all times, exercise good faith and shall use diligent and professional efforts to promote and protect the best interests of the Hotel Project, the Hotel Property and the Partnership (without consideration being made to the separate interests of any particular Partner, including the effect of any action or omission upon the distributions provided for in Article IV). Without limiting the generality of the foregoing, General Partner shall have the following duties and obligations:

          (1) Cooperation with Limited Partner in connection with their preparation of and the Partners' approval of the Business Plan, and all elements thereof (including the Operating Budget and Rehab Budget) and amendments thereto, in a timely manner, and the acquisition, refurbishment, operation, marketing, and sale of the Hotel Property in compliance therewith.

          (2)  [INTENTIONALLY OMITTED.]

          (3)  Making regular inspections of the Partnership
Property and using diligent and professional efforts to have all problems, if any, observed by General Partner corrected in such manner as is in the best interests of the Partnership.

          (4)  Seeking, negotiating and closing the Project
Financing and monitoring the same on a regular basis to ensure compliance by the Partnership with respect to the requirements thereof.

          (5) Monitoring the Partnership's compliance with Requirements and taking such steps as may be reasonably necessary to ensure the Partnership's compliance with the Requirements.

          (6) Procurement of insurance for the Partnership and the Partnership Property through an agent acceptable to Limited Partner, including casualty, public liability, workers' compensation and all other insurance required by law, and such other insurance as may be required by Limited Partner, with the amounts and coverages approved by Limited Partner; and requiring that all contractors, subcontractors, consultants, marketing and leasing agents, third-party vendors and service agents maintain such insurance as General Partner reasonably deems necessary to the extent such insurance is customarily maintained by such parties in the City in which the Hotel Property is located in connection with projects similar to the Hotel Project in order to protect the interests of the Partnership for all work, materials or services to be provided by them hereunder.

          (7) Developing and implementing a system for the preparation, review and processing of "Change Orders" (as such term is hereinafter defined) and recommending necessary or desirable changes to the Partnership and consultants, reviewing requests for Change Orders, submitting recommendations to the Partnership and consultants, and negotiation of Change Orders. As used herein, "Change Orders" shall mean changes permitted by this Agreement or authorized by the Partners in the construction of the Hotel Project, including changes in materials, labor or additional construction authorized by the Partnership or omissions of certain aspects of the construction previously authorized by the Partnership. Each Change Order shall comply with all Requirements and shall require the consent of Limited Partner if it involves an amount greater than $5,000.

          (8) Payment or contestation of all real and personal property taxes and assessments for the Partnership Property to the extent not done under the Management Agreement.

          (9) Notification of the Partners of any material adverse Claim or dispute or any actual or threatened material litigation (or condemnation or eminent domain proceeding or action) against the Partnership, the Partnership Property (or any portion thereof), any Partner, and all contractors, subcontractors, material suppliers, consultants and marketing agents of which General Partner become aware; provided, however, that with respect to any litigation that only respects General Partner and is not related to the Partnership Property, General Partner shall be obligated to notify the Partnership of such matter only if said matter involves an amount in excess of $100,000 or could have an adverse material impact on General Partner.

          (10) The use of diligent and professional efforts to prevent any mechanic's or materialmen's liens to be filed by any contractors, subcontractors, materialmen or suppliers against the Partnership Property or any portion thereof, or against any monies due or to become due on account of, arising out of or relating to the Hotel Project. If any such lien is filed, General Partner shall
(i) promptly notify the Partnership upon discovering the existence of such lien and (ii) promptly take such action as General Partner reasonably determines to be necessary to protect the Partnership Property after consultation with Limited Partner.

          (11) Compliance with all Requirements in connection with the performance of General Partner's duties and obligations under this Agreement.

          (12) Conducting meetings of the Partnership, as may be reasonably required by Limited Partner, for the purpose of reviewing the progress of the planning, refurbishment, operation, marketing or sale of the Partnership Property.

          (13) Conducting periodic evaluations in order to determine compliance by third parties under their engagement agreements with the Partnership, and the diligent enforcement of the rights and remedies of the Partnership in connection therewith.

     C.  Monitoring Management and Construction Management
Agreements. General Partner shall monitor and supervise Manager's activities under or in connection with the Construction Management Agreement and the Management Agreement.

     D.  [OMITTED]

     E. Books and Records. General Partner shall cause to be kept proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership's business as are usually entered into such records and books of account kept for business of a like character. The Partnership's records and books shall be kept on an accrual basis, except as the Partners may otherwise determine. At all times, such books and records shall be available at the Partnership's principal place of business for inspection, examination, photocopying or audit by any Partner, or the duly authorized representative thereof, during reasonable business hours and upon reasonable advance notice.

     F. Reports. General Partner shall provide Limited Partner with reports as follows:

          (1) An annual report of all income and all expenses within 90 days of the end of the calendar year, audited by an independent accounting firm reasonably satisfactory to Limited
Partner.

          (2) Copies of the Partnership's annual federal and state income tax returns together with a copy of that certain IRS form commonly referred to as a "Schedule K-1," plus a copy of its equivalent in California, Delaware and any other state in which a Partner is required to pay income taxes by reason of the Partnership, within 60 days following the end of each calendar year (or at such other times as may be agreed to in writing by the Partners).

          (3) Monthly operating statements and reports of financial condition of the Partnership for each calendar month certified by General Partner to be true, accurate and complete in all material respects, and submitted to Limited Partner within 20 days of the end of each such calendar month (the "Monthly Report"). The Monthly Report shall be in a form approved by Limited Partner, and shall include a report regarding the status of the Hotel Project and a Contribution Request with respect thereto containing General Partner's estimate of the amount needed to be contributed pursuant to Section 3.2 to meet costs of the Hotel Project for the succeeding calendar month and to replenish the Working Capital Reserve and other reserves established by the Partners.

          (4) A monthly variance report, within 20 days after the end of each calendar month, comparing actual costs and expenses and revenues with budgeted costs and expenses and revenues on a line-item basis and on a category basis along with an explanation of all material or significant variances and all changes in any time schedules relating thereto.

          (5) Monthly reports, within 20 days after the end of each month, which shall describe in reasonable detail the daily occupancy and room rates (and average daily rate) for such month.

          (6) At least 60 days prior to each fiscal year of the Partnership, annual updates of the Business Plan, the Operating
Budget and the Rehab Budget for the Hotel Property.

          (7) Such other reports as may be reasonably requested by Limited Partner.

     G. Working Capital Reserve and Other Reserves. In addition to the FF&E Reserve established by Manager pursuant to each Management Agreement, the Partners, in their reasonable discretion, shall establish and maintain such other reasonable reserves for future costs, expenses and payments or for substantial costs (including capital repairs, improvements and replacements, and anticipated tenant improvements), to the extent the payment of such costs is not contemplated by the FF&E Reserves. Without limitation on the foregoing, General Partner shall maintain a working capital reserve in the Partnership Operating Account in order to meet anticipated and unanticipated cash needs of the Partnership (the "Working Capital Reserve"). The Working Capital Reserve shall be established in the Master Budget but (1) shall not be less than $200,000 and
(2) shall not exceed $1,000,000, without the prior written consent of Limited Partner.

          H. Approval of Plans and Specifications. As to any item of the construction work as to which plans, or plans and specifications, are typically prepared in accordance with customary practice in the real estate construction industry in the state in which the Hotel Property is located (collectively, the "Plans and Specifications"), General Partner shall use diligent and professional efforts to ensure that such Plans and Specifications are prepared in accordance with all Requirements and are otherwise sufficient to permit the affected portion of the construction work to be completed in a good and workmanlike manner, free from defects. All such Plans and Specifications shall be subject to the reasonable approval of the Partners.

          I. Fidelity Bond. General Partner shall obtain at its expense and deliver to the Partners a fidelity bond covering General Partner and its employees and agents with a liability amount of at least $5,000,000, which such bond shall be maintained by General Partner throughout the term of this Agreement. Limited Partner, in the exercise of its reasonable discretion, may require General Partner to increase the amount of such bond at General Partner's expense if Limited Partner determines that circumstances (including the anticipated average balance of the Operating Account) reasonably warrant such increase in view of the risks involved.

Section 5.4  Other Activities.

     A. Generally. Except as provided in subsections B and C below: (1) each Partner recognizes that the other Partner has an interest in investing in, developing, constructing, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests; (2) neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to any other ventures or activities in which any Partner is involved or to the income or proceeds derived therefrom; (3) the pursuit of other ventures and activities by any Partner, even if competitive with the business of the Partnership, is hereby consented to by the other Partner and shall not be deemed wrongful or improper; (4) no Partner and no Affiliate of a Partner shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership; and (5) each Partner and each Affiliate of a Partner shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity.

     B.  Anti Competition Covenant.  Notwithstanding the foregoing:
(1) without the prior written consent of the Partners, none of General Partner, Operator or any of their respective owners or principals shall attempt, either directly or through an Affiliate, to (a) acquire a hotel within a ten mile radius of the Hotel Property, except for the benefit of the Partnership, (b) acquire any Holiday Inn in the United States of America (except (i) for the benefit of the Partnership or (ii) in strict compliance with subsection C below), or (c) divert any person or entity that is a potential patron or tenant of the Hotel Property; and (2) Key Individual shall not pursue any business opportunity (other than (i) business opportunities pursued on behalf of the Partnership in accordance with this Agreement, (ii) business opportunities pursued in strict compliance with subsection C below, or (iii) management opportunities pursued on behalf of Operator that are expressly permitted by subsection C below), without the prior written consent of Limited Partner (which consent shall not be unreasonably withheld).

     C. Right of First Offer. General Partner and Operator each represents and warrants to Limited Partner and the Partnership, and each of them, that no person or entity has a right of first refusal or other contractual right to purchase or finance any interest in, or provide equity capital for, the acquisition, refurbishment, operation or sale of Holiday Inns or any other hotel in a transaction involving any one or more of Operator, General Partner and their respective owners and principals. In consideration of Limited Partner's effort and expense in analyzing and negotiating the transactions contemplated by the Basic Agreement and this Agreement, during the period ("Exclusivity Period") commencing on the date hereof and continuing until the earlier of (1) December 31, 1996, or (2) the date that Limited Partner delivers to General Partner and Operator a written termination notice specifically waiving the requirements of this subsection C, neither Operator, General Partner nor any of their respective owners or principals will make any offers to, or accept any offers from, and will have no discussions with, third parties (i.e., any person or entity other than the Partnership) as to any transaction involving the acquisition, refurbishment, operation or sale of Holiday Inns or any other hotel, except strictly in compliance with either subsection
(1) or (2) below.

          (1) Right of First Offer. During the Exclusivity Period, General Partner and Operator and any of their respective owners or principals shall first present all opportunities involving the acquisition, refurbishment, operation or sale of Holiday Inns or any other hotel to Limited Partner, which notice shall include a reasonably detailed description of such opportunity, and to the extent available, all relevant documentation as to such opportunity (individually, an "Opportunity Notice"). If any particular hotel acquisition described in an Opportunity Notice is rejected in writing by Limited Partner, then Operator, General Partner or an affiliate thereof shall have the right to acquire the same provided that (a) all material terms of such acquisition were disclosed to Limited Partner in the Opportunity Notice, (b) such acquisition is on terms that are no more favorable to the purchaser than those disclosed to Limited Partner in the Opportunity Notice, (c) such acquisition is consummated on a date no later than six months after the date that the opportunity described in the Opportunity Notice is so rejected by Limited Partner, (d) it is not reasonably likely that such acquisition or the operation of the opportunity described in the Opportunity Notice will interfere with or otherwise conflict with the obligations of General Partner and Operator under this Agreement or any Collateral Agreement, and (e) General Partner or Operator provides Limited Partner sufficient information to establish that the foregoing conditions are satisfied. Limited Partner shall respond to an Opportunity Notice within 30 days after Limited Partner's receipt thereof, together with such other information as Limited Partner may reasonably request.

          (2) Permitted Activities by Operator. Operator may continue to perform as manager under bona fide management agreements entered into prior to the date hereof and may enter into any subsequent management agreements provided that it is reasonably likely that such performance (when added to all other then existing obligations of Operator and its affiliates) will not interfere with or otherwise conflict with obligations of General Partner or Operator under this Agreement or any Collateral Agreement (and Operator provides Limited Partner with such information as may be reasonably necessary to establish the foregoing, including quarterly reports setting forth, among other matters, a list of all then existing management contracts under which Operator or an affiliate is the manager).

     D. Joinder by Operator. Operator is joining this Agreement solely for the purpose of agreeing to the provisions of this Section 5.4.

     Section 5.5 Liability of General Partner. Subject to the provisions of any other agreement to which the General Partner is a party, and except for the obligations to a Partner or Partners or the Partnership imposed under such other agreement, General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act by General Partner in its business judgment on behalf of the Partnership within the scope of the authority conferred on it by this Agreement unless such action or omission constituted a breach or default under this Agreement, the Basic Agreement or any Collateral Agreement, a breach of fiduciary duty, a tort or willful misconduct.

     Section 5.6 Indemnity of General Partner. The Partnership (but not the Partners personally) shall indemnify, defend and hold General Partner harmless from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions by General Partner on behalf of the Partnership within the scope of authority conferred on it by this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in good faith in accordance with its business judgment and did not constitute a breach or default under this Agreement, the Basic Agreement, or any Collateral Agreement, a breach of fiduciary duty, a tort or willful misconduct (and General Partner shall indemnify, defend and hold harmless the Partnership and Limited Partner, and each of them, from and against any loss, expense, damage or injury suffered or sustained by it by reason of the matters described in this proviso).

     Section 5.7. Compensation of General Partner. General Partner shall not receive any fee or other compensation or reimbursement in connection with the performance by it of its obligations under this Agreement.

     Section 5.8 Hotel Consultant. In the event Limited Partner determines in its sole discretion that it is in the interest of the Partnership to have a consultant overseeing the operations and activities of the Partnership, Limited Partner shall have the right to retain a consultant ("Hotel Consultant"), at the Partnership's expense, as Limited Partner's consultant in connection with the Partnership, in order to advise Limited Partner in connection with, among other matters, all approvals requested of Limited Partner under this Agreement (including Major Decisions and the administration of all Contribution Requests pursuant to Section 3.2). If Hotel Consultant is retained, it shall be furnished with copies of all information, reports, documents, notices and other materials required to be provided to Limited Partner pursuant to this Agreement, at the same time furnished to Limited Partner. In addition, Limited Partner shall have the right by written notice to General Partner to cause General Partner to furnish certain information, reports, documents and other materials solely to Hotel Consultant as agent for Limited Partner.

           ARTICLE VI   TRANSFER OF PARTNERSHIP INTERESTS

     Section 6.1  Restrictions on Transfer.

     A. No sale, exchange, delivery, assignment, transfer, disposal, encumbrance, pledge or hypothecation, whether voluntary, involuntary, by operation of law, or resulting from death, disability or otherwise (a "Transfer") shall be made by a Partner of the whole or any part of its interest in the Partnership (including its interest in the capital or profits of the Partnership) without the prior written consent of the other Partner.

     B. No Transfer shall be made of any direct or indirect interest in General Partner without the prior written consent of Limited Partner; provided, however, that Limited Partner's consent shall not be unreasonably withheld in connection with any Transfer (other than a hypothecation), of any direct or indirect interest in General Partner so long as, immediately after such Transfer, the conditions set forth in Section 3.2A(2)(d) and Section 3.2A(2)(e) remain satisfied.

     C. No transfer or assignment of an interest in the Partnership may be made to any person or entity (1) if, in the opinion of legal counsel for the Partnership, such transfer or assignment may result in the Partnership becoming an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") or (2) unless the transferee provides a legal opinion, if requested by General Partner, from a law firm and in form reasonably satisfactory to General Partner, to the effect that the Partnership will not constitute an investment company under the 1940 Act by reason of such transfer or assignment.

     D. No Transfer in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one or more of the same shall be deemed consent to any other of the same.

     Section 6.2 Effect of Assignment; Documents. In the event of any Transfer permitted hereunder, subject to Article VIII, the Partnership shall not be terminated but instead shall continue as before, with, however, the addition or substitution of such new Partner. No such Transfer shall relieve the assignor from any of its obligations under this Agreement. Notwithstanding the foregoing, as a condition to any sale or assignment by a Partner, the transferee or assignee must execute and deliver to the other Partner an assumption (in form reasonably satisfactory to the other Partner) of all the obligations of the assignee under this Agreement arising from and after the date of such assignment. If any Transfer is made in violation of this Article VI, the transferee shall have no right to become a Partner and shall have no right to participate in the management and affairs of the Partnership. The transferee in such case shall only be entitled to receive the share of the distributions payable to it under Article IV to which the transferring Partner would have been entitled.

     Section 6.3 Additional Partners. Without limitation on the foregoing, no person or entity shall become an additional partner without the prior written consent of the Partners. In the event such consent is granted, the existing Partners and such new Partner shall execute such documents as may be reasonably required by the existing Partners to effect such admission, including, without limitation an amendment to this Agreement.

                   ARTICLE VII   CERTAIN REMEDIES

     Section 7.1  Security Agreement.

     A. Assignment. Each Partner shall and does hereby assign and transfer to the Partnership and the other Partner, all its right, title and interest in and claims against the Partnership (or any successor thereto) now or at any time or times hereafter held, including its interest in the capital and the profits and losses of the Partnership.

     B. Obligations Secured. The property and interests assigned and transferred as aforesaid by each Partner shall constitute and shall be held as collateral security for each and all of the obligations of such Partner (and its Affiliates) under this Agreement, the Basic Agreement or any Collateral Agreement, and such Partner hereby grants to the Partnership and the other Partner a security interest in the property and interests assigned and transferred as aforesaid for such purposes (and hereby waives any guarantor or suretyship defense that may otherwise apply with respect thereto).

     C. Remedies. In the event a Partner shall breach or default in, or fail to comply with, any of its obligations secured hereby and such breach shall continue past the expiration of the Cure Period, then the Partnership and the other Partner, or any of them, in addition to its or their other rights and remedies (including those provided by law and those provided by any other agreement or security agreement), may (1) pursue the remedies against the property and interests transferred and assigned hereunder available under the applicable provisions of law, including the applicable provisions of any state commercial code, and (2) cause to be paid to it or them any sum payable on account of or with respect to the property and interests assigned as security as aforesaid (including any distribution with respect to a Partnership interest) and apply such sum to the amount to which the Partnership and such other Partner, or any of them, are or become entitled with respect to the obligation or obligations secured hereunder. Notwithstanding the foregoing, if General Partner is entitled to and timely delivers an "Arbitration Notice" (as defined below) pursuant to Section 7.2 below, then the Cure Period shall be tolled as and to the extent provided in Section 7.2B(b) below.

          (1) Any foreclosure of a Partner's interest pursuant to this Section may, at the election of such foreclosing party, be made subject to this security agreement as to any future obligations and liabilities of such foreclosed Partner under this Agreement (with the result that the Partnership and the other Partner may make multiple foreclosures of each Partner's interest in the Partnership).

          (2) Each Partner shall execute and cause to be filed such financing statements as the Partnership or the other Partner$shall from time to time reasonably request to perfect or maintain the perfection of the security interests herein granted to the Partnership or such other Partner hereunder.

          (3) Each Partner shall have priority to the Partnership with respect to the rights assigned hereunder.

     Section 7.2  Termination of Management Rights.

     A. Limited Partner may deliver a termination notice to General Partner ("Termination Notice") upon the occurrence of any of the following events:

          (1) Any act of fraud, dishonesty, or material breach of fiduciary duty.

          (2) Any material breach of this Agreement or any Collateral Agreement by General Partner (or an Affiliate), other than a breach described in clause (3) below, which is not cured within the Cure Period.

          (3) The failure by General Partner to provide effective management of the Partnership and the Hotel Project pursuant to
Article V hereof in a manner consistent with prevailing commercial practices for the planning, acquisition, refurbishment, operation, marketing and sale of similar projects (and such failure has or is reasonably expected to have a material and adverse effect upon the Partnership or the Hotel Property), and the failure to correct such deficiencies within the Cure Period.

          (4) The occurrence of a Bankruptcy/Dissolution Event with respect to General Partner or any of its constituent entities or principals or the failure of any of the conditions set forth in
Section 3.2A(2)(d) or 3.2A(2)(e).

     B. The Termination Notice shall specify with particularity the basis for the same and shall become effective the later of (1) (10) ten days after the date of the Termination Notice, or (2) if applicable, after the expiration of the applicable Cure Period set forth above. Notwithstanding the foregoing, General Partner may dispute the existence of grounds for the termination described in subsection A(1), A(2) (but not subsection A(3)) by written notice ("Arbitration Notice") to Limited Partner within 10 days after its receipt of the Termination Notice. In the event an Arbitration Notice is given within the period set forth above, then (a) the dispute shall be resolved by arbitration as provided in Section 7.3,
(b) the applicable Cure Period set forth above shall be tolled pending the resolution of the dispute by arbitration, and (c) if the arbitrators uphold the termination, then the Termination Notice shall become effective after the expiration of the applicable Cure Period set forth above (subject to clause (b) above). A Termination Notice shall become effective immediately solely in connection with a termination described in subsection A(3) above.

     C.  If a Termination Notice becomes effective, then:

          (1)(a) the Limited Partner shall have the right to designate and admit a managing General Partner of the Partnership with all the power and authority previously possessed by General Partner, (b) General Partner shall remain a Partner in the Partnership, but with no power, authority or right to vote, approve or act for or bind the Partnership with respect to any matter in connection with the Partnership or its operation, (c) with respect to all Distributable Cash for the period commencing upon the date that the Termination Notice become effective, General Partner's Residual Percentage and Interim Percentage shall not exceed its Base Percentage, and accordingly, all distributions under Section 4.1C and 4.1D shall be made to the Partners in accordance with their respective Base Percentages on a pari passu basis, (d) Limited Partner, at its option, may terminate the term of the Partnership by written notice to General Partner, and (e) Limited Partner, at its option, may terminate the term of the Management Agreement and the Construction Management Agreement.

          (2)  [INTENTIONALLY OMITTED]

          (3) Any sums distributable or payable to General Partner or its Affiliates shall be offset against any damages due the Partnership or Limited Partner from General Partner or Affiliate (as such damages are determined by a final unappealable judgment from a court of proper jurisdiction).

          (4) General Partner shall execute and acknowledge any required amendments to this Agreement reflecting the foregoing, in such form and content as Limited Partner may reasonably prescribe. In addition, General Partner hereby constitutes Limited Partner as its true and lawful attorney in fact, on its behalf and in its stead, with full power of substitution, to execute and acknowledge any such amendment. This power of attorney shall be deemed coupled with an interest and shall not be vevoked by the dissolution, insolvency or otherwise.

          (5) General Partner's obligations under this Agreement shall in no event be limited (except that General Partner shall no longer be obligated to perform those obligations under Article V that require authority of General Partner that has been terminated).

     D. Limited Partner's right to deliver a Termination Notice pursuant to this Section shall be in addition to, and not in lieu of, any other remedy available to the Partners or the Partnership at law or in equity (including the collection of monetary damages, the enforcement of this Agreement in equity or the appointment of a receiver for all or part of the Partnership Property) in the event of a breach by General Partner (or any Affiliate) of its obligations under this Agreement or any Collateral Agreement.

     Section 7.3  Arbitration

                       ARBITRATION OF DISPUTES

     A. SUBJECT TO THE PROVISIONS OF THIS SECTION 7.3, ANY DISPUTE AMONG THE PARTNERS UNDER SECTION 7.2 SHALL BE RESOLVED BY
ARBITRATION IN SAN FRANCISCO, CALIFORNIA, IN ACCORDANCE WITH THE
FOLLOWING (WHERE, FOR PURPOSES OF THIS SECTION):

          (1) THE PARTNER DESIRING ARBITRATION SHALL GIVE WRITTEN NOTICE OF THAT FACT TO THE OTHER PARTNER, ACCOMPANIED BY A DESIGNATION OF AN ARBITRATOR; IF THE OTHER PARTNER FAILS TO DESIGNATE ANOTHER ARBITRATOR BY WRITTEN NOTICE TO THE FIRST PARTNER WITHIN THE TIME PERIOD DESCRIBED BELOW, THE ARBITRATOR SHALL BE THE PERSON DESIGNATED BY THE FIRST PARTNER; IF THE OTHER PARTNER DESIGNATES ANOTHER ARBITRATOR WITHIN SUCH PERIOD, THEN THE TWO ARBITRATORS SO DESIGNATED SHALL SELECT A THIRD ARBITRATOR AS SOON AS PRACTICABLE THEREAFTER, AND THE ARBITRATION SHALL BE CONDUCTED BY ALL THREE ARBITRATORS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE REQUIRED TIME PERIOD SHALL BE 15 DAYS AFTER SUCH DESIGNATION.

          (2)  THE PARTNERS AND THE ARBITRATORS SHALL USE THEIR
MUTUAL DILIGENT EFFORTS TO CAUSE THE ARBITRATION TO BE CONDUCTED AND A DECISION RENDERED WITHIN 60 DAYS THEREAFTER.

          (3) THE ARBITRATORS SHALL CONDUCT THE ARBITRATION GENERALLY IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH SUCH MODIFICATIONS THEREOF AS THEY MAY DEEM APPROPRIATE; WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE ARBITRATORS MAY AFFORD THE PARTIES THE OPPORTUNITY TO CONDUCT DISCOVERY IN ACCORDANCE WITH SUCH RULES AND LIMITATIONS AS THE ARBITRATORS MAY PRESCRIBE.

          (4)  THE ARBITRATORS MAY RETAIN COUNSEL (WHICH ARE NOT
AFFILIATES OF ANY PARTNER) TO ADVISE THEM AS TO THE INTERPRETATION OF THE PARTNERSHIP AGREEMENT OR OTHER LEGAL MATTERS, THE COST OF
WHICH SHALL BE A COST OF THE ARBITRATION.

          (5)  THE ARBITRATORS SHALL BE ENTITLED TO REASONABLE
COMPENSATION AND REIMBURSEMENT OF EXPENSES AS MUTUALLY AGREED WITH THE PARTNERS, OR IF THEY ARE UNABLE TO AGREE THEN AS REASONABLY
DETERMINED BY THE ARBITRATORS.

          (6) THE COMPENSATION OF THE ARBITRATORS AND OTHER COSTS OF THE ARBITRATION SHALL BE PAID BY THE PARTNERS IN SUCH EQUITABLE PROPORTIONS AS MAY BE DETERMINED BY THE ARBITRATORS.

          (7) THE AWARD AND ALL OTHER DECISIONS OF THE ARBITRATORS SHALL BE FINAL AND BINDING UPON THE PARTNERS AND THE PARTNERSHIP, AND A JUDGMENT MAY BE RENDERED THEREON IN ANY COURT OF RECORD, EXCEPT THAT ANY PARTNER MAY CONTEST AND OBTAIN JUDICIAL REVIEW OF THE REASONABLENESS OF THE ARBITRATORS' DETERMINATION OF COMPENSATION PURSUANT TO CLAUSE (5) ABOVE.

     B. THE ONLY ISSUES TO BE DETERMINED BY THE ARBITRATORS SHALL BE THE EFFECTIVENESS OR INEFFECTIVENESS OF A TERMINATION NOTICE. THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD ANY LEGAL OR EQUITABLE RELIEF (INCLUDING MONETARY DAMAGES). THE PARTIES RESERVE THEIR RIGHT TO A TRIAL BY A COURT OF LAW OR EQUITY OF ANY CLAIM FOR LEGAL OR EQUITABLE RELIEF AS A CONSEQUENCE OF ANY MATTER COVERED BY
SECTION 7.2, ALTHOUGH IN ANY SUCH TRIAL THE DECISION OF THE ARBITRATORS SHALL BE BINDING WITH RESPECT TO THE ISSUES DETERMINED BY THEM.

     C.  DISPUTES UNDER PROVISIONS OF THIS AGREEMENT OTHER THAN
SECTION 7.2 SHALL NOT BE RESOLVED BY ARBITRATION UNLESS THE PARTIES OTHERWISE AGREE, EXCEPT THAT THE ARBITRATORS SHALL HAVE THE
AUTHORITY TO DETERMINE ISSUES UNDER OTHER PROVISIONS OF THIS
AGREEMENT TO THE EXTENT NECESSARY TO RESOLVE DISPUTES UNDER
SECTION 7.2.

     D. EACH ARBITRATOR SHALL BE AN INDEPENDENT PERSON OR ENTITY THAT IS THEN ACTIVE IN (AND HAS AT LEAST FIVE YEARS' EXPERIENCE IN) OWNING, OPERATING OR CONSULTING IN THE HOTEL/MOTEL INDUSTRY IN THE UNITED STATES AND AT LEAST ONE OF WHICH SHALL BE AN INDEPENDENT COMMERCIAL PROPERTY MANAGEMENT FIRM THAT IS THEN ACTIVE IN (AND HAS AT LEAST FIVE YEARS' EXPERIENCE IN) THE MANAGEMENT AND OPERATION OF COMMERCIAL PROPERTIES SIMILAR TO THE PARTNERSHIP PROPERTY. NO ARBITRATOR SHALL BE IN THE EMPLOY OF THE PARTNERSHIP, ANY PARTNER OR ANY AFFILIATE OF THE FOREGOING DURING THE PENDENCY OF THE ARBITRATION.

                   ASSENT TO ARBITRATION PROVISION

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

          WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE %PAGES TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE
"ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

            ___  General Partner     ___  Limited Partner

     Section 7.4 No Partition. Each Partner hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Partnership Property.

     Section 7.5 Litigation Without Termination. Any Partner shall be entitled to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against the other Partner or the Partnership (including any action for damages, specific performance or declaratory relief) for or by reason of breach of such party of this Agreement or any other agreement entered into in connection with the same, notwithstanding the fact that any or all of the parties to such proceeding may then be Partners in the Partnership, and without resulting in a termination of the Partnership.

     Section 7.6 Attorneys' Fees. If the Partnership or any party obtains a judgment against any other party by reason of breach of this Agreement (whether in an action or through arbitration), then the Partnership or such party shall be entitled to recover its court (or arbitration) costs, and reasonable attorneys' fees (including the reasonable value of in-house attorney services) and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs.

     Section 7.7 Cumulative Remedies. No remedy conferred upon the Partnership or any Partner in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth). General Partner shall be primarily, jointly and severally liable for each of the obligations and liabilities of General Partner and its Affiliates under this Agreement, the Basic Agreement and each Collateral Agreement. General Partner hereby waives any surety or guarantor defense that may otherwise apply.

     Section 7.8 No Waiver. No waiver by a Partner or the Partnership of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Partner or the Partnership after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Partner or the Partnership knows of such breach at the time it accepts such payment or performance. No failure or delay on the part of a Partner or the Partnership to exercise any right it may have shall prevent the exercise thereof by such Partner or the Partnership at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

ARTICLE VIII   DISSOLUTION OF THE PARTNERSHIP

     Section 8.1 Events Giving Rise to Dissolution. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership; except that the happening of any one of the following events (individually, a "Dissolution Event") shall work an immediate dissolution of the Partnership (unless in connection with such event a Partner is entitled to and exercises a "Partnership Purchase Option" or a "Partnership Conversion Option" [as defined below] pursuant to Section 8.2 below):

     A. The death, incapacity, insanity, retirement, resignation or expulsion of General Partner, or the occurrence of a Bankruptcy/Dissolution Event with respect to General Partner. As used herein, with respect to General Partner only, a Dissolution Event shall also include (1) the failure of conditions set forth in
Section 3.2A(2)(d) or Section 3.2A(2)(e) to remain satisfied; or (2) the occurrence of a Bankruptcy/Dissolution Event with respect to Operator.

     B. The sale of all of the real estate assets of the Partnership (provided, however, that if a portion of the purchase price of such sale is evidenced by a promissory note, the Partnership shall not be dissolved by reason of such sale so long as the Partnership is the holder of such promissory note).

     C. The unanimous agreement in writing by the Partners to dissolve the Partnership.

     D.  The termination of the term of the Partnership pursuant to
Section 1.3 or 7.2C(1) of this Agreement.

     E. At the written election of Limited Partner (which election may not be made prior to the date that is three years after the date of this Agreement).

Without limitation on the other provisions hereof, neither the assignment of all or any part of a Partner's interest in the Partnership permitted hereunder nor the admission of a new member shall work the dissolution of the Partnership. Except as otherwise provided in this Agreement, each Partner agrees that, without the consent of the Partners, a Partner may not retire or withdraw from or cause a voluntary dissolution of the Partnership (except that the foregoing shall not be deemed to require any Partner to exercise a Partnership Purchase Option or a Partnership Conversion Option).

     Section 8.2 Purchase and Conversion Options. In the event of a Dissolution Event described in Section 8.1A (the General Partner being herein called the "Dissolution Partner"), then the "Electing Partner" (i.e., Limited Partner) shall have the option, exercisable by written notice to the Dissolution Partner or its personal representative, successor or assign, at any time within 90 days after it learns of the Dissolution Event, either (A) to have the Partnership interest of the Dissolution Partner converted to that of a silent Partner with no right to vote, approve or act with respect to any Partnership matter (such option being herein called the "Partnership Conversion Option"), or (B) to purchase the Partnership interest of the Dissolution Partner on the terms hereinafter set forth (such option being herein called the "Partnership Purchase Option"). Nothing herein shall be deemed to require the Electing Partner to exercise either such option.

     A. Partnership Conversion Option. In the event of the exercise of the Partnership Conversion Option, the Electing Partner shall have the right to appoint a new General Partner and the Dissolution Partner (or its personal representative, successor or assign) shall thereafter have no right to vote, approve or act with respect to any Partnership matter, but the Partnership shall otherwise be identical in every respect (including the terms and conditions of this Agreement) to the Partnership prior to such conversion (and, subject to the adjustment in Distribution Percentages provided in subsection B below, if applicable), each Partner shall thus hold the same interest in the profits and losses and Distributable Cash as it held immediately prior to such conversion as a Partner hereunder, except that the Dissolution Partner's interest in the Partnership after such conversion shall be such that the Dissolution Partner shall have no right to vote, approve or act with respect to any Partnership matter and Electing Partner shall have the right to designate and admit a managing General Partner of the Partnership. The Dissolution Partner agrees, on behalf of itself and its representatives, successors and assigns, to promptly execute such documents and agreements (including an amendment to this Agreement) and do such other acts as may be reasonably deemed to be necessary or desirable by the Electing Partner or its counsel to carry out the Partnership Conversion Option. In addition, the Dissolution Partner, on behalf of itself, its representatives, successors and assigns, hereby constitutes and appoints the Electing Partner its true and lawful attorney-in-fact with full power of substitution to execute documents and agreements (including amendments to this Agreement) and to take such further acts as may be reasonably determined by such attorney-in-fact or its counsel to be necessary or desirable to carry out the Partnership Conversion Option. This power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by the occurrence of a Bankruptcy/Dissolution Event or otherwise.

     B. Adjustment to Distribution Percentages. Effective upon the exercise by Limited Partner of its Partnership Conversion Option in connection therewith: (1) the Partners' Distribution Percentages shall be adjusted in the same manner as provided under Section 7.2C1(c); and (2) [INTENTIONALLY OMITTED].

     C. Partnership Purchase Option. In the event of the exercise of the Partnership Purchase Option, the consideration for the Dissolution Partner's Partnership interest shall be the amount (if any) that will produce for the Dissolution Partner the same amount in cash as it would have received if the Partnership Property owned by the Partnership at the date on which the Dissolution Event occurs had been sold at 95% of its then fair market value (such 5% discount being intended to reflect the reduction in value attributable to the sale of a partial interest) and the Partnership had been dissolved and wound up following such sale and the distributions of the Net Sale Proceeds of such sale had been made in accordance with
Section 4.1.

          (1) The fair market value of such Partnership Property shall be as agreed upon by the Electing Partner and the Dissolution Partner, or if they fail to agree upon such value within 45 days after the giving of the Partnership Purchase Option notice, then as determined by appraisal, in accordance with procedure set forth in Exhibit "G".

          (2) Any sum payable for the Dissolution Partner's Partnership interest as hereinabove determined must be paid in cash within 60 days after the determination of the amount of the same as aforesaid. Concurrently with the payment of such sum (or if no amount shall be payable for such interest, then upon demand of the assignee), the assignor of such interest shall deliver or cause to be delivered to such assignee such assignments of Partnership interest and other instruments and documents confirming the assignment and transfer as such assignee shall reasonably request. The acquisition of such Partnership interest as aforesaid shall be deemed effective as of the date on which the Dissolution Event occurred ("Dissolution Event Date"), and, accordingly, the assignee shall be entitled to all profits and losses and distributions of Distributable Cash for any period after the Dissolution Event Date.

          (3)  The Electing Partner may assign its rights under this
Section 8.2 to purchase the Dissolution Partner's Partnership interest.

     Section 8.3  Procedure.

     A. In the event of the dissolution or termination of the Partnership for any reason, General Partner (or if a Dissolution Event under Section 8.1A or 8.1B has occurred, then Limited Partner) shall commence to wind up the affairs of the Partnership and to liquidate its investments. The Partner obligated to wind up %PAGEE the affairs of the Partnership as aforesaid is herein called the "Winding Up Partner". The Partners shall continue to share profits, losses, gain or loss on sale or disposition, and Distributable Cash during the period of liquidation in the same manner and proportion as though the Partnership had not dissolved or terminated. The Winding Up Partner shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of Partnership Property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions.

     B. Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation, and subject to the right of the Winding Up Partner to set up such cash reserves as and for so long as it may deem reasonably necessary in good faith for any contingent or unforeseen liabilities or obligations of the Partnership, the proceeds of the liquidation and any other funds of the Partnership shall be distributed in accordance with Section 4.1 hereof (after deducting from the distributive share of a Partner any sum such Partner owes the Partnership).

     C. Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contribution thereto and share of profits or losses thereof and shall have no recourse therefor (in the event of any deficit in a Partner's capital account or otherwise) against the other Partner; provided that nothing herein contained shall relieve any Partner of such Partner's obligation to make the capital contributions herein provided or to pay any liability or indebtedness owing the Partnership by such Partner, and the Partnership and the other Partner shall be entitled at all times to enforce such obligations of such Partner. No holder of a Partnership interest shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

     D. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Winding Up Partner shall have the authority to execute and record a certificate of termination of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

                     ARTICLE IX   MISCELLANEOUS

     Section 9.1 Notices. Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (1) personally, (2) by United States registered or certified mail, postage prepaid, (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (4) by telecopy, provided that such telecopy shall be immediately followed by delivery of such notice pursuant to clause (1), (2) or (3) above. Any such notice shall be addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

          TO GENERAL PARTNER:

          Ridgewood Hotels, Inc.
          2859 Paces Ferry Road
          Suite 700
          Atlanta, Georgia  30339
          Attention:               Mr. N. Russell Walden
          Telephone No.:          (404) 434 3670
          Facsimile No.:          (404) 433 8935

          With Copy to:

          Troutman Sanders
          Suite 5200
          600 Peachtree Street, N.E.
          Atlanta, Georgia  30308 2216
          Attention:               John W. Moore, Esq.
          Telephone No.:          (404) 885 3188
          Facsimile No.:          (404) 885 3900

          TO LIMITED PARTNER:

          c/o Farallon Capital Management, Inc.
          One Maritime Plaza, Suite 1325
          San Francisco, California  94111
          Attention:               Mr. Jason M. Fish
          Office (gen.):          (415) 421 2132
          Telecopy:                (415) 421 2133

          With Copy To:

          Pircher, Nichols & Meeks
          1999 Avenue of the Stars
          Suite 2600
          Los Angeles, California  90067
          Attention:               Real Estate Notices (SAC/RCS)
          Office (gen.):           (310) 201 8900
          Telecopy:                (310) 201 8922

Any notice so given by United States mail or courier service shall be deemed to have been given on the date delivered (whether accepted or refused) as evidenced by the return receipt or other proof of delivery. Any notice not so given by U.S. mail or courier service shall be deemed to be given upon receipt of the same by the party to whom the same is to be given.

     Section 9.2 Acknowledgement by Partners. Each Partner acknowledges the following: (A) it is familiar with the business proposed to be conducted by the Partnership; (B) it has been advised that the Partnership Interest may not be sold, transferred, or otherwise disposed of except as provided herein; (C) it understands that the securities being purchased hereby have not been registered under the Securities Act of 1933, (the "Act"), or any State securities laws, in reliance on an exemption for private offerings and, therefore, the securities cannot be resold unless they are registered under the Act and applicable State securities laws or unless an exemption from such registration is available; (D) it is a "sophisticated investor" with substantial prior experience in high-risk business investments and is aware of and familiar with the risks associated with a private limited partnership and would qualify as an "accredited investor" as such is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Act; and (E) it is purchasing the Partnership Interest for his, her, or its own account, for investment only and with no present intention of distributing, reselling, pledging, or otherwise disposing of its interest; (F) that it is familiar with the type of investment which the Partnership interest in the Partnership constitutes and have reviewed the purchase of the interest with its tax and independent legal counsel and investment representatives to the extent he deems necessary.

     Section 9.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party).

     Section 9.4 Time is of the Essence. Time is of the essence with respect to this Agreement.

     Section 9.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties. This Agreement supersedes any prior agreement or understandings between the parties.

     Section 9.6 Amendments. This Agreement may be amended by written agreement of amendment executed by the Partners, but not otherwise, unless expressly provided herein.

     Section 9.7 Governing Law; Venue. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to conflicts of laws). Each party hereby consents to the jurisdiction of any state or federal court located within Los Angeles or San Francisco County, California, waives personal service of any and all process upon it, consents to service of process by registered mail directed to it at the address stated in Section 9.1, and acknowledges that service so made shall be deemed to be completed upon actual delivery thereof (whether accepted or refused). In addition, each party consents and agrees that venue of any action instituted under this Agreement or any agreement executed in connection herewith shall be proper in Los Angeles or San Francisco County, California, and hereby waives any objection to venue.

     Section 9.8 Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

     Section 9.9. Captions. Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement.

     Section 9.10  Severability.  If any provision of this
Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

     Section 9.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     Section 9.12 No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

     Section 9.13  Certain Terminology.

     A. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words ",without limitation," immediately followed the same.

     B. Except as otherwise indicated, all Article, Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Articles in, and the Exhibits to, this Agreement.

     Section 9.14 Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

     Section 9.15 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party and shall not be deemed to have been given unless given in writing.

     Section 9.16 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.

                                  LIMITED PARTNER:

                                  RW HOTEL INVESTMENT ASSOCIATES,
                                       L.L.C.,
                                  a Delaware limited liability
                                       company

                                  By:  FARALLON CAPITAL MANAGEMENT,
                                       INC.,
                                       a Delaware corporation,
                                       Manager


                                  By:_______________________________
                                  Name: ____________________________
                                  Title: ___________________________


                                  GENERAL PARTNER:

                                  RIDGEWOOD HOTELS, INC.,
                                  a Georgia corporation

                                  By: ______________________________
                                  Name: ____________________________
                                  Title: ___________________________


                ASSIGNMENT, ASSUMPTION AND WITHDRAWAL


     The undersigned hereby confirms and agrees that:

     (1) immediately prior to the foregoing amendment and restatement: (a) RW Hotel Investment Partners, L.P. ("Assignor") transferred (and hereby transfers) the interest of the "Limited Partner" in the Partnership to RW Hotel Investments, L.L.C. ("Assignee"), (b) Assignor withdrew (and hereby withdraws) as a partner in the Partnership, and (c) Assignee assumed (and hereby assumes) all of the obligations and liability of Assignor as a partner in the Partnership.

     (2) Assignor no longer has any right, title and interest in the Partnership (all the same having been assigned to Assignee).

                                  ASSIGNEE:

                                  RW HOTEL INVESTMENT PARTNERS,
                                       L.P.,
                                       a Delaware limited
                                       partnership

                                  By:  RW HOTEL INVESTORS, INC.,
                                       a Delaware corporation,
                                       General Partner


                                  By:_______________________________
                                  Name:_____________________________
                                  Title:____________________________

                                  ASSIGNEE:

                                  RW HOTEL INVESTMENT ASSOCIATES,
                                       L.L.C.,
                                       a Delaware limited liability
                                       company

                                  By:  FARALLON CAPITAL MANAGEMENT,
                                       INC.,
                                       a Delaware corporation,
                                       Manager


                                  By: ______________________________
                                  Name: ____________________________
                                  Title: ___________________________

                         CONSENT AND RELEASE


     The undersigned hereby consents to the foregoing assignment and withdrawal and the substitution of the RW Hotel Investment Associates, L.L.C. as the Limited Partner in the Partnership and hereby releases RW Hotel Investment Partners, L.P. from any and all liability under the foregoing Partnership Agreement or any other document executed in connection therewith.

                                  RIDGEWOOD HOTELS, INC.,
                                       a Georgia corporation


                                  By: ______________________________
                                  Name: ____________________________
                                  Title: ___________________________


         AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


                              Exhibits



A      Business Plan and Budgets

B      Certain Tax and Accounting Matters

C1     Form of General Partner Demand Note

C2     Form of Operator Demand Note

D      Form of Endorsement

E      Form of Pledge and Security Agreement

F      Certain IRR Deficiency Calculations

G      Appraisal Procedure

                             JOINDER

      For good and valuable consideration, for the benefit of the Partnership and Limited Partner, the undersigned joins in the execution of this Agreement solely for the purpose of agreeing to be bound by the representations, warranties and covenants set forth in
Section 5.4B and 5.4C of this Agreement.

                              OPERATOR:

                                  RIDGEWOOD PROPERTIES, INC.,
                                       a Delaware corporation

                                  By: ______________________________
                                  Name: ____________________________
                                  Title: ___________________________


                             EXHIBIT "A"

              DESCRIPTION OF BUSINESS PLAN AND BUDGETS


      In addition to the Operating Budget and Rehab Budget, the Business Plan to be attached as this Exhibit "A" shall detail the overall plan for the acquisition, refurbishment, design, development, construction, completion, operation and sale of the Hotel Property, and shall contain the following matters:

      1. A description of the proposed improvements and a tentative schedule (based on events or time or both) for their completion and outline for (a) obtaining the necessary zoning, variances and other approval needed to construct such improvements, including projected obligations associated therewith, and (b) any engineering, feasibility, environmental impact or similar types of studies deemed necessary or advisable to be conducted.

      2. A general description and projected completion schedule of all plans and specifications for all improvements within the Hotel Project.

      3. A general description of plans for any leasing of the Hotel Project, including parameters for leasing (including parameters as to the length of the term of proposed leases, the minimum rental rates, the nature of the tenant, and the creditworthiness of the tenant, and the amount and nature of any improvements or other costs contemplated to be constructed or incurred as the Partnership's expense with respect to such lease).

      4. All other items or matters that may be appropriate for the Hotel Project, including other items reasonably requested by Limited Partner.


                             EXHIBIT "B"

                 CERTAIN TAX AND ACCOUNTING MATTERS


                    ARTICLE I  CAPITAL ACCOUNTS

      Section 1.1  Maintenance of Capital Accounts; General Rules.
A separate "Book Capital Account" (as defined in Section 1.2 of this Exhibit "B") shall be maintained for each Partner in accordance with the provisions of this Article I.

      Section 1.2 Book Capital Accounts. A capital account (the "Book Capital Account") for each Partner shall be maintained at all times during the term of the Partnership in accordance with this
Section 1.2 and the capital accounting rules set forth in
Section 1.704-1(b)(2)(iv) of the Income Tax Regulations, as the same may be amended from time to time ("Regulations"). The Partnership shall make all adjustments required by said Section 1.704-1(b)(2)(iv), including, without limitation, the adjustments contained in Section 1.704-1(b)(2)(iv)(g) of the Regulations (relating to "Section 704(c) Property", as defined in Section 2.3B(1) of this Exhibit "B"). In the event that at any time during the term of the Partnership it shall be determined that the Book Capital Accounts shall not have been maintained as required by this Section 1.2, then said accounts shall be retroactively adjusted so that the same shall conform to this Section 1.2.

      A. Initial Book Basis of Partnership Property. The "Book Basis" (as hereinafter defined) as of the date hereof of each item of Partnership Property described in Schedule "1" hereof is as set forth in said Schedule "1" opposite such item. As used herein, "Book Basis" of an item of Partnership Property means the adjusted basis of such item as reflected in the books of the Partnership, determined and maintained in accordance with the capital accounting rules contained in Section 1.704-1(b)(2)(iv) of the Regulations.

      B. Initial Book Capital Accounts. As used herein, the "Initial Book Capital Account" of each Partner means the Book Capital Account as of the date hereof but following the making of the contributions described in Section 3.1A of the Partnership Agreement. The Initial Book Capital Account of each Partner as of the date hereof shall be as follows:

      Partner                      Book Capital Account

      Limited Partner             $16,335,000.00
      General Partner                $165,000.00

      C.  Optional Revaluations of Partnership Property.  The
Partnership will not make the election to revalue Partnership
Property permitted under Section 1.704-1(b)(2)(iv)(f) of the Regulations except as determined by the Partners.

      D. Determination of Book Items. Consistent with the provisions of Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations:
(i) "Book Depreciation" (which means the depreciation, depletion or amortization deduction or allowance that shall be allowable to the Partnership with respect to an item of Partnership Property, determined in the manner hereinafter set forth) for each item of Partnership Property shall be the amount that bears the same relationship to the "Adjusted Book Basis" (which means, with respect to an item of Partnership Property, the Book Basis of such item as the same may be adjusted from time to time by Book Depreciation allowable with respect to such item of Partnership Property) of such item of Partnership Property as the Tax Depreciation (as defined in Section 2.3A) with respect to such item of Partnership Property for such year bears to the "adjusted basis" (within the meaning of Section 1011(a) of the Internal Revenue Code of 1986, as amended [the "Code"]) of such item of Partnership Property; and (ii) "Book Gain or Loss" shall be the gain or loss recognized by the Partnership from the sale or other disposition of Partnership Property (such gain or loss determined by reference to the Adjusted Book Basis, and not the adjusted tax basis, of such property to the Partnership). If an item of Partnership Property shall have an "adjusted basis" (as defined in the preceding sentence) equal to zero, Book Depreciation shall be determined under a reasonable method, which method shall be selected by the Partnership.

      E. Book Adjustments on Distributions. With respect to all distributions of Partnership Property to the Partners, the Partnership shall comply with the provisions contained in
Section 1.704-1(b)(2)(iv)(e) of the Regulations (relating to adjustments to the Partners' Book Capital Accounts in connection with such distributions) and all allocations and adjustments made in connection therewith shall be in accordance with Article II of this Exhibit "B".

      ARTICLE II   ALLOCATION OF INCOME, LOSSES AND DEDUCTIONS
                      FOR BOOK AND TAX PURPOSES

      Section 2.1  Profits and Losses.  Subject in all events to
Section 2.7 of this Exhibit "B", the "Profits" or "Losses" of the Partnership (which means the Partnership's taxable income or loss, respectively, as calculated in accordance with
Section 703(a) of the Code [with, however, (i) all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code being included in such taxable income or loss, (ii) any income and gain that is exempt from tax, and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) being included in such Profits or Losses, (iii) Book Depreciation (and not Tax Depreciation [as defined in Section 2.3A of this Exhibit "B"]) and all items of Nonrecourse Deductions (as defined in Section 2.4C) being included in calculating such Profits or Losses, and (iv) Book Gain or Loss (and not Tax Gain or Loss [as defined in Section 2.3B of this Exhibit "B"]) being included in calculating such Profits or Losses], but excluding in such calculation the amounts allocated under Sections 2.2, 2.3, 2.4 and 2.5 immediately below) for each fiscal year of the Partnership, shall be allocated to the Partners in the following order and priority:

      A. Profits. If there shall be Profits for such fiscal year, such Profits shall be allocated among the Partners as follows:

      (i) first, to General Partner until there shall have been allocated to General Partner pursuant to this Section 2.1A(i) Profits equal to the excess, if any, of (X) the cumulative amount of losses and deductions allocated to General Partner solely on account of clause (ii) of Section 2.4A(1) hereof through and including such fiscal year; over (Y) the cumulative amount of Profits allocated to General Partner pursuant to this Section 2.1A(i) through and including such fiscal year;

      (ii) next, to the Partners (in proportion to the total of the amounts to be allocated pursuant to this Section 2.1A(ii)) until there shall have been allocated to each Partner pursuant to this
Section 2.1A(ii) Profits equal to the excess, if any, of (X) the cumulative amount of losses and deductions allocated to such Partner solely on account of clause (i) of Section 2.4A(1) hereof through and including such fiscal year; over (Y) the cumulative amount of Profits allocated to such Partner pursuant to this Section 2.1A(ii) through and including such fiscal year;

      (iii) next, to the Partners (in proportion to the total of the amounts to be allocated pursuant to this Section 2.1A(iii)) until there shall have been allocated to each Partner Profits equal to the excess, if any, of (X) the cumulative amount of Losses allocated to such Partner pursuant to Section 2.1B(vi) hereof through and including such fiscal year; over (Y) the cumulative amount of Profits allocated to such Partner pursuant to this Section 2.1A(iii) through and including such fiscal year; and

      (iv) next, to Limited Partner until there shall have been allocated to Limited Partner Profits equal to the excess, if any, of
(X) the cumulative amount of Losses allocated to Limited Partner pursuant to Section 2.1B(v) through and including such fiscal year; over (Y) the cumulative amount of Profits allocated to Limited Partner pursuant to this Section 2.1A(iv) through and including such fiscal year;

      (v) next, to General Partner until there shall have been allocated to General Partner Profits equal to the excess, if any, of
(X) the lesser of (i) $165,000 (or, if greater, the aggregate cash contributions actually made by General Partner to the Partnership under Section 3.1 [it being understood that a demand note does not constitute a cash contribution, but amounts paid by General Partner to the Partnership pursuant to a demand note delivered under Section 3.1B of the Partnership Agreement constitute a cash contribution to the Partnership under Section 3.1]) or (ii) the cumulative amount of Losses allocated to General Partner pursuant to Section 2.1B(iv) through and including such fiscal year; over (Y) the cumulative amount of Profits allocated to General Partner pursuant to this
Section 2.1A(v) through and including such fiscal year; and

      (vi) the remainder of such Profits shall be allocated among the Partners in proportion to their respective relative Residual
Percentages.

      B. Losses. If there shall be Losses for such fiscal year, such Losses shall be allocated among the Partners as follows:

      (i) first, to General Partner until there shall have been allocated to General Partner pursuant to this Section 2.1B(i) Losses equal to the excess, if any, of (X) the cumulative amount of income and gain allocated to General Partner solely on account of clause
(ii) of Section 2.4A(1) hereof through and including such fiscal year; over (Y) the cumulative amount of Losses allocated to General Partner pursuant to this Section 2.1B(i) through and including such fiscal year;

      (ii) next, to the Partners (in proportion to the total of the amounts to be allocated pursuant to this Section 2.1B(ii)) until there shall have been allocated to the each Partner pursuant to this
Section 2.1B(ii) Losses equal to the excess, if any, of (X) the cumulative amount of income and gain allocated to such Partner pursuant to Section 2.5 hereof through and including such fiscal year; and (Y) the cumulative amount of Losses allocated to such Partner pursuant to this Section 2.1B(ii) through and including such fiscal year;

      (iii) next, to the Partners (in proportion to the total of the amounts to be allocated pursuant to this Section 2.1B(iii)) until there shall have been allocated to the each Partner Losses equal to the excess, if any, of (X) the cumulative amount of Profits allocated to such Partner pursuant to Section 2.1A(vi) hereof through and including such fiscal year; and (Y) the cumulative amount of Losses allocated to such Partner pursuant to this Section 2.1B(iii) through and including such fiscal year;

      (iv) next, to General Partner until there shall have been allocated to General Partner Losses equal to the excess, if any, of
(X) the cumulative amount of the contributions by General Partner to the Partnership pursuant to Article III of the Partnership Agreement (not including any contribution made pursuant to Article III(4) of this Exhibit "B"); over (Y) the cumulative amount of Losses allocated to General Partner pursuant to this Section 2.1B(iv), net of the cumulative amount of Profits (if any) allocated to General Partner pursuant to Section 2.1A(v), through and including such fiscal year; and

      (v) next, to Limited Partner until there shall have been allocated to Limited Partner Losses equal to the excess, if any, of
(X) the cumulative amount of the contributions by Limited Partner to the Partnership pursuant to Article III of the Partnership Agreement (not including any contribution made pursuant to Article III(4) of this Exhibit "B"); over (Y) the cumulative amount of Losses allocated to Limited Partner pursuant to this Section 2.1B(v), net of the cumulative amount of Profits (if any) allocated to Limited Partner pursuant to Section 2.1A(iv), through and including such fiscal year;

      (vi) the remainder of such Losses shall be allocated among the Partners in proportion to their respective relative Residual
Percentages.

      Section 2.2 Allocation of Items of Gross Income. Subject in all events to Section 2.7 of this Exhibit "B", for each fiscal year of the Partnership, before any allocations of Profits or Losses shall be made to the Partners pursuant to Section 2.1, there shall first be allocated to the Partners items of gross income (without duplication) in the following order and priority:

      A. First, to Limited Partner until the cumulative amount of the items of gross income allocated to Limited Partner pursuant to this Section 2.2.A for the current and all prior fiscal years is equal to the cumulative amount of the "Interest Component" (as hereinafter defined) of the distributions made to Limited Partner pursuant to Section 4.1.A of the Partnership Agreement for, or in respect of, the current and all prior fiscal years.

      For purposes of this Section 2.2.A, the "Interest Component" of the distributions made to Limited Partner pursuant to Section 4.1.A of the Partnership Agreement shall mean the portion of each such distribution that would have been characterized as interest if:
(i) the capital contributions described in Article III had been treated as loans instead of as capital contributions; (ii) interest on such loans had accrued at a rate equal to 15% per annum, compounded quarterly; (iii) all cash previously distributed pursuant to Section 4.1.A of the Partnership Agreement had been treated as first applying to accrued interest on such loans; and (iv) the assumptions set forth in Section B of Exhibit "F" had applied to such loans.

      B. Next, to the Partners until the cumulative amount of the items of gross income allocated to each Partner pursuant to this
Section 2.2.B for the current and all prior fiscal years is equal to the cumulative amount of the distributions made to such Partner pursuant to Section 4.1.C of the Partnership Agreement for, or in respect of, the current and all prior fiscal years. If, for any fiscal year, there shall not be sufficient items of gross income to fully accomplish the allocation required by the foregoing sentence, such gross income as there is available for allocation under this
Section 2.2.B shall be allocated among the Partners under this
Section 2.2.B in the same proportions as gross income would have been allocated among them under this Section 2.2.B if there had been sufficient gross income to fully accomplish the allocation required by this Section 2.2.B for such fiscal year.

      Section 2.3  Tax Allocations.

      A. Allocation of Tax Depreciation. Except to the extent required by Section 704(c) of the Code or the regulations promulgated thereunder, "Tax Depreciation" for each fiscal year of the Partnership (which means the depreciation, depletion or amortization deduction or allowance that shall be allowable for federal income tax purposes to the Partnership with respect to an item of Partnership Property) shall be allocated to the Partners in the same manner that Book Depreciation shall have been allocated to the Partners pursuant to Section 2.1 of this Exhibit "B".

      B. Tax Gain or Loss. The gain or loss for federal income tax purposes from the sale or other disposition of Partnership Property ("Tax Gain or Loss") for each fiscal year of the Partnership shall be allocated to the Partners as provided in this Section 2.3. Tax gain or loss for purposes of this Section shall be calculated (i) without including any income from interest on any deferred portion of the sale price and (ii) without including in the tax basis of the Partnership Property any remaining special basis adjustment to Partnership Property under Section 732(d) or 743 of the Code except to the extent that such special basis adjustment is allocated to the common basis of Partnership Property under Section 1.734-2(b)(1) of the Regulations. The Partners agree that the tax effects of any special basis adjustment that is not included in the calculation of tax gain or loss in accordance with clause (ii) of the preceding sentence shall be separately reflected in calculating the tax gain or loss of the Partner or Partners to whom such special basis adjustment relates.

      (1) In General. In the case of "Section 704(c) Property" (as hereinafter defined), Tax Gain or Loss (as the case may be) shall be allocated in accordance with the requirements of Section 704(c) of the Code and the Regulations thereunder and such other provisions of the Code as govern the treatment of Section 704(c) Property. Any gain or loss in excess of the amount allocated pursuant to the preceding sentence (or, in the case of property which is not Section 704(c) Property, all Tax Gain or Loss) shall be allocated among all the Partners in the same ratio that the book gain or loss with respect to such property is allocated in accordance with Article II of this Exhibit "B"; provided, however, in the event that there is no book gain or loss, then any Tax Gain or Loss in excess of the amount allocated pursuant to the preceding sentence shall be allocated among the Partners in accordance with
Section 1.704-1(b)(3) of the Regulations. As used herein, "Section 704(c) Property" means (1) each item of Partnership Property which is contributed to the Partnership and to which
Section 704(c) of the Code or Section 1.704-1(b)(2)(iv)(d) of the Regulations applies, and (2) each item of Partnership Property which, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations, is governed by the principles of Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the Code) by virtue of
(a) an increase or decrease in the Book Capital Accounts of the Partners to reflect a revaluation of Partnership Property on the Partnership's books as provided by Section 1.704-1(b)(2)(iv)(f) of the Regulations, (b) the fact that it constitutes a receivable, account payable, or other accrued but unpaid item which, under principles analogous to those applying to an item of Partnership Property having an adjusted tax basis that differs from its Book Basis, is treated as an item of property described in
Section 1.704-1(b)(2)(iv)(g)(2) of the Regulations, (c) the constructive liquidation and reconstruction of the Partnership under
Section 708(b)(1)(B) of the Code (see, e.g.,
Section 1.704-1(b)(2)(iv)(l) of the Regulations), or (d) any other provision of the Code or the Regulations (including, without limitation, Section 1.704-1(b)(4)(i) of the Regulations) as the same may from time to time be construed, to the extent that, and for so long as, such item of Partnership Property continues to be governed by the principles of Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the
Code).

      (2) Recapture Income. If, in the event of a gain on any sale, exchange or other disposition of Partnership Property, all or a portion of such gain is characterized as ordinary income ("Recapture") by virtue of the recapture rules of Section 1250,
Section 1245 or otherwise, then the Recapture shall be allocated between or among the Partners in the same ratio that Tax Depreciation allowable with respect to such Partnership Property had been allocated between or among them; provided, however, that under no circumstances shall there be allocated to any Partner Recapture in excess of the gain allocated to such Partner under subsection A above (and such excess shall be allocated instead between or among the Partners as to which this proviso does not apply, in proportion to the gain allocated between or among them).

      (3) Other Items Relating to Section 704(c) Property. Any item of income, gain, loss or deduction relating to an item of
Section 704(c) Property shall be allocated in accordance with the requirements of Section 704(c) of the Code and the Regulations thereunder and such other provisions of the Code as govern the treatment of Section 704(c) Property and the related book item shall be allocated in a manner consistent with the Regulations promulgated under Section 704(b) of the Code.

      Section 2.4  Exceptions.

      A.  Limitations.

      (1) General Limitations. Notwithstanding anything to the contrary contained in this Article II: (i) no allocation shall be made to a Partner which would cause such Partner to have a deficit balance in its Adjusted Book Capital Account which exceeds the sum of such Partner's share of Partnership Minimum Gain and such Partner's share of Partner Nonrecourse Debt Minimum Gain; and (ii) for each fiscal year of the Partnership, at least 1% of each item of Partnership income, gain, loss and deduction shall be allocated in the aggregate to General Partner. Clause (ii) of the preceding sentence shall take precedence over clause (i) thereof. Furthermore, if the limitation contained in clause (i) of the first sentence of this Section 2.4A(1) would apply to cause an item of loss or deduction to be unavailable for allocation to the Partners, then such item of loss or deduction shall be allocated to General Partner.

      (2) Partner Nonrecourse Deductions. Notwithstanding anything to the contrary contained in this Article II hereof, any and all items of loss and deduction and any and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (collectively, "Partner Nonrecourse Deductions") that are (in accordance with the principles set forth in Section 1.704-2(i)(2) of the Regulations) attributable to Partner Nonrecourse Debt shall be allocated to the Partner that bears the Economic Risk of Loss for such Partner Nonrecourse Debt. If more than one Partner bears such Economic Risk of Loss, such Partner Nonrecourse Deductions shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss. If more than one Partner bears such Economic Risk of Loss for different portions of a Partner Nonrecourse Debt, each such portion shall be treated as a separate Partner Nonrecourse Debt.

      B.  Minimum Gain Chargebacks.

      (1) Partnership Minimum Gain. Except to the extent provided in Section 1.704-2(f)(2), (3), (4) and (5) of the Regulations, if there is, for any fiscal year of the Partnership, a net decrease in Partnership Minimum Gain, there shall be allocated to each Partner, before any other allocation pursuant to Article II hereof is made under Section 704(b) of the Code of Partnership items for such fiscal year, items of income and gain for such year (and, if necessary, for subsequent years) equal to such Partner's share of the net decrease in Partnership Minimum Gain. A Partner's share of the net decrease in Partnership Minimum Gain is the amount of such total net decrease multiplied by the Partner's percentage share of the Partnership's minimum gain at the end of the immediately preceding taxable year, determined in accordance with
Section 1.704-2(g)(1) of the Regulations. Items of income and gain to be allocated pursuant to the foregoing provisions of this
Section 2.4B(1) shall consist first of gains recognized from the disposition of items of Partnership Property subject to one or more Nonrecourse Liabilities of the Partnership, and then of a pro rata portion of the other items of Partnership income and gain for that year.

      (2) Partner Nonrecourse Debt Minimum Gain. Except to the extent provided in Section 1.704-2(i)(4) of the Regulations, if there is, for any fiscal year of the Partnership, a net decrease in Partner Nonrecourse Debt Minimum Gain, there shall be allocated to each Partner that has a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such fiscal year before any other allocation pursuant to Article II hereof (other than an allocation required pursuant to Section 2.4B(1)) is made under Section 704(b) of the Code of Partnership items for such fiscal year, items of income and gain for such year (and, if necessary, for subsequent years) equal to such Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain. The determination of a Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain shall be made in a manner consistent with the principles contained in Section 1.704-2(g)(1) of the Regulations. The determination of which items of income and gain to be allocated pursuant to the foregoing provisions of this Section 2.4B(2) shall be made in a manner that is consistent with the principles contained in Section 1.704-2(f)(6) of the Regulations.

      C.  Certain Defined Terms.  For purposes of this Exhibit "B":
(i) "Partner Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations; (ii) "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704(b)-2(b)(4) of the Regulations; (iii) "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations; (iv) "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations; (v) "Adjusted Book Capital Account" means the Book Capital Account of a Partner reduced by any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations;
(viii) "Economic Risk of Loss" shall have the meaning set forth in
Section 1.752-2(b)-(j) of the Regulations; and (ix) "Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

      Section 2.5 Qualified Income Offset. Notwithstanding anything to the contrary in this Exhibit "B", in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or
(6) of the Regulations, there shall be specially allocated to such Partner such items of Partnership income and gain, at such times and in such amounts as will eliminate as quickly as possible the deficit balance (if any) in its Book Capital Account (in excess of the sum of such Partner's share of Partner Minimum Gain and such Partner's share of Partner Nonrecourse Debt Minimum Gain) created by such adjustments, allocations or distributions. To the extent permitted by the Code and the Regulations, any special allocations of items of income or gain pursuant to this Section 2.5 shall be taken into account in computing subsequent allocations of Profits or Losses pursuant to this Article II, so that the net amount of any items so allocated and the subsequent Profits or Losses allocated to the Partners pursuant to this Article II shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Partner pursuant to the provisions of this Article II if such unexpected adjustments, allocations or distributions had not occurred.

      Section 2.6 Partners' Interests in Partnership Profits for Purposes of Section 752. As permitted by Section 1.752-3(a)(3) of the Regulations, the Partners hereby specify that solely for purposes of determining their respective shares of excess Nonrecourse Liabilities of the Partnership, the Partners' respective shares of Partnership profits shall be equal to their respective Residual Percentages.

      Section 2.7 Compliance with Section 514(c)(9)(E) of the Code. Notwithstanding anything to the contrary contained in Section 2.1 or
Section 2.2 of this Exhibit "B":

      A. General Limitation. Under no circumstance shall Limited Partner be allocated in any fiscal year more than 88% of the "overall partnership income" of the Partnership (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Section
1.514(c) 2(c)(1) of the Regulations) or less than 88% of the "overall partnership loss" of the Partnership (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Section 1.514 2(c)(1) of the Regulations). For these purposes, the Partners agree that, in accordance with the provisions of Section 1.514(c) 2(d) of the Regulations, the gross income allocation contained in Section 2.2A of this Exhibit "B" shall be disregarded in determining "overall partnership income" and "overall partnership loss" as it constitutes a "reasonable preferred return" on the capital of Limited Partner.

      B. Special Chargebacks. If any item of income shall be allocated to General Partner solely by application of Section 2.7A of this Exhibit "B", items of deduction or loss of the Partnership shall be allocated to General Partner as soon as possible in a manner that is consistent with the provisions of Section 514(c)(9)(E)(ii)(I) of the Code and Section 1.514(c) 2(e) to chargeback and offset the effects of such prior allocation of income to General Partner. If any item of deduction or loss shall be allocated to Limited Partner solely by application of Section 2.7A of this Exhibit "B", items of income or gain of the Partnership shall be allocated to Limited Partner as soon as possible in a manner that is consistent with the provisions of Section 514(c)(9)(E)(ii)(I) of the Code and Section 1.514(c) 2(e) to chargeback and offset the effects of such prior allocation of deduction or loss to Limited Partner.

      C. Intent. The provisions of the Partnership Agreement and this Exhibit "B" shall be interpreted consistent with the Partners' intent that the allocations contained herein are "permitted allocations" under Section 514(c)(9)(E) of the Code and the Regulations thereunder. General Partner agrees to make such amendments or changes to the Partnership Agreement or this Exhibit "B" as are reasonably requested by Limited Partner to effectuate this intent; provided, however, that the same shall not have a material adverse effect upon General Partner.

              ARTICLE III   TAX AND ACCOUNTING MATTERS

      (1) The Partnership will be on the accrual basis for both tax and accounting purposes.

      (2) The Partnership books and records shall be prepared in accordance with tax accounting principles, consistently applied. Such books and records shall be audited by such certified public accountants as selected by the Partners, at least annually and at such other times as are determined by Partners.

      (3) The fiscal year of the Partnership shall end on the 31st day of December in each year.

      (4) General Partner shall comply with the requirements contained in Section 1446 of the Code and comparable tax laws of any other State in which the Partnership is engaged in business (regarding income tax withholding on certain income that is allocated to Partners who are non-U.S. persons) and any successor or replacement provision or provisions of law or administrative guidance (the "Foreign Partner Withholding Law"). General Partner is hereby authorized and directed by each Partner to withhold from the distributions or other amounts payable to such Partner under the Partnership Agreement such amount or amounts ("Required Foreign Partner Withholding") as General Partner reasonably determines are required by the Foreign Partner Withholding Law, and to remit the Required Foreign Partner Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority. If General Partner determines at any time that the Required Foreign Partner Withholding with respect to a particular Partner exceeds the amount of distributions or other amounts payable to such Partner at such time (a "Cash Shortfall"), the Partner in question shall immediately make a cash contribution to the Partnership equal to the amount of such Cash Shortfall, which General Partner shall use to effectuate the Required Foreign Partner Withholding. When remitting the Required Foreign Partner Withholding, General Partner shall inform the relevant taxing authority of the name and tax identification number of the Partner for whose account such Required Foreign Partner Withholding is being made. In complying with the provisions of this paragraph, General Partner shall be entitled to presume irrebuttably that a Partner is subject to the Foreign Partner Withholding Law unless: (i) Such Partner shall have previously provided General Partner with a completed and signed certificate of non-foreign status, in the Form attached as Schedule "2", such certificate was furnished to General Partner not earlier than during the third taxable year of the Partnership preceding the taxable year under consideration, General Partner has not been notified by such partner that its status under such certificate has changed, and General Partner does not have actual knowledge that the status of such Partner under such certificate has changed; or (ii) General Partner reasonably determines, based upon all facts and circumstances (including, without limitation, the provisions contained in Revenue Procedure 89-31, 1989-1 Cum. Bull. 895, or any successor Revenue Procedure, guideline or administrative pronouncement), that the Foreign Partner Withholding Law does not apply in a particular instance.

      (5) All federal and state income tax returns of the Partnership shall be prepared by such certified public accountants as are selected by the Partners. Tax audits and litigation shall be conducted under the direction of General Partner. The determination of whether the Partnership shall make available elections for federal, state or local income tax purposes shall be made by the Partners. General Partner is hereby designated as the "tax matters partner" for the Partnership (as such term is defined in Section 6231(a)(7) of the Code).


      ARTICLE IV   LIQUIDATING DISTRIBUTIONS; DEFICIT FUNDING
                             OBLIGATION

      (1) Notwithstanding anything to the contrary contained in this Exhibit "B" or in the Partnership Agreement, in the event the Partnership is "liquidated" within the meaning of Section
1.704 1(b)(2)(ii)(g) of the Regulations, liquidating distributions shall be made, in compliance with Section 1.704 1(b)(2)(ii)(b)(2) of the Regulations, only to the Partners, if any, who have positive Book Capital Account balances (or in the ratio of such positive Book Capital account balances, if more than one Partner shall have a positive Book Capital Account balance and the amount to be distributed is less than the sum of the positive Book Capital Account balances). In the event any Partner's interest in the Partnership is "liquidated" within the meaning of Section 1.761 1(d) of the Regulations, liquidating distributions, if any, shall be made to such Partner in the same amounts and at the same times as would have been made to such Partner if the Partnership itself were being "liquidated". For purposes of this Article IV, Book Capital Account balances shall be determined after applying the provision set forth in Section 1.2E of this Exhibit "B".

      (2) Notwithstanding anything to the contrary contained in this Exhibit "B" or in the Partnership Agreement, no Partner shall be at any time obligated to restore all or any portion of a deficit balance in such Partner's Book Capital Account.

                  ARTICLE V   ORDER OF APPLICATION

      For purposes of this Exhibit "B", the following provisions set forth in the Partnership Agreement and this Exhibit "B" shall be applied in the following order:

      A. Article IV of the Partnership Agreement relating to distributions, in the case of distributions other than distributions to which Article IV applies.

      B. Section 2.4A(1) of this Exhibit "B" relating to general limitations.

      C.  Section 2.4A(2) of this Exhibit "B" relating to Partner
Nonrecourse Deductions.

      D. Section 2.4B(1) of this Exhibit "B" relating to chargebacks of Partnership Minimum Gain.

      E. Section 2.4B(2) of this Exhibit "B" relating to chargebacks of Partner Nonrecourse Debt Minimum Gain.

      F. Section 2.5 of this Exhibit "B" relating to qualified income offset.

      G. Section 2.2 of this Exhibit "B" relating to allocations of items of gross income (adjusted, as appropriate, by Section 2.7).

      H. Section 2.1 of this Exhibit "B" relating to allocations of Profits and Losses (adjusted, as appropriate, by Section 2.7).

      I. Article IV of this Exhibit "B", in the case of liquidating distributions.

      These provisions shall be applied as if all contributions, distributions and allocations with respect to a given fiscal year were made at the end of the Partnership's fiscal year. Where any provision depends on the Book Capital Account of any Partner, such Book Capital Account shall be determined after the application of all preceding provisions for the year.

       ARTICLE VI   CLOSING OF PARTNERSHIP BOOKS IN CONNECTION
  WITH ADMISSION OF NEW PARTNER OR TRANSFER OF PARTNERS'S INTEREST

      Upon the effective date (the "Effective Date") of the admission of a new partner into the Partnership or of a valid transfer of all or part of a Partner's interest in the Partnership pursuant to Article VI of the Partnership Agreement, the books of the Partnership shall be closed in accordance with Section 706(d) of the Code, and consistent therewith: (X) items of income, deduction, gain, loss and/or credit of the Partnership that are recognized prior to the Effective Date shall be allocated among those persons or entities who were Partners in the Partnership prior to the Effective Date; and (Y) items of income, deduction, gain, loss and/or credit of the Partnership that are recognized after the Effective Date shall be allocated among the persons or entities who were Partners after the Effective Date.


                     SCHEDULE "1" TO Exhibit "B"



Partnership Property              Book Basis As of Closing Date

The Hotel Property                      $16,200,000.00

Cash                                       $300,000.00



                     SCHEDULE "2" TO Exhibit "B"


                            [INDIVIDUAL]


                 CERTIFICATION OF NON-FOREIGN STATUS

      Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of the partnership's effectively connected taxable income. To inform RW Hotel Partners, L.P. (the "Partnership") that the provisions of
Section 1446 do not apply, I _______________________________ hereby certify the following:

      1. I am not a nonresident alien for purposes of U.S. income taxation.

      2. My U.S. taxpayer identification number (social security number) is _________________.

      3.  My home address is:
          _______________________________________________
          _______________________________________________
          _______________________________________________

I hereby agree that if I become a nonresident alien, I will notify the Partnership within sixty (60) days of doing so. I understand that this certification may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

      Executed as of the ____ day of _________ , 19__, at
______________________.



                                  __________________________________
                                  [ENTITY]



                 CERTIFICATION OF NON-FOREIGN STATUS

      Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of the partnership's effectively connected taxable income. To inform RW Hotel Partners, L.P. (the "Partnership") that the provisions of
Section 1446 do not apply, the undersigned hereby certifies on behalf of _____________________________ the following:

      1.  _____________________________ is not a foreign
corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2.  ______________________'s U.S. taxpayer identification
number is ____________________________.

      3.  _____________________________'s office address is:

          _______________________________________________
          _______________________________________________
          _______________________________________________
          _______________________________________________

_______________________________ hereby agrees to notify the
Partnership within sixty (60) days of the date
_______________________________ becomes a foreign person.
_______________________________ understands that this certification may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of
_______________________________________.

      Executed as of the ___ day of __________, 19__, at
_______________________________.


                                  _____________________________


                            EXHIBIT "C-1"

                 FORM OF GENERAL PARTNER DEMAND NOTE


$________________                               ____________, 19__

      FOR VALUE RECEIVED, the undersigned, RIDGEWOOD HOTELS, INC., a Georgia corporation ("Maker"), hereby promises to pay to the order of RW HOTEL PARTNERS, L.P., a Delaware limited partnership ("Lender"), on demand, or in the event no demand has theretofore been made, on December 31, 2000, (the "Maturity Date"), the amount of _______________________________ and all accrued but unpaid interest thereon. The outstanding principal amount hereof shall bear interest until the Maturity Date at the "Applicable Federal Rate" (as defined in Section 7872(f)(2)(B) of the Internal Revenue Code of 1986, as amended). Interest accruing under this Note shall be compounded semi-annually and shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues and, if not paid in advance, shall be payable on demand or at the Maturity Date.

      If any payment hereunder shall be due on a legal holiday under the laws of the State of Delaware or any other day on which commercial banks in the City of Dover, Delaware, are obligated or authorized by law to close, such payment shall be made on the next succeeding business day, and such additional time shall be included in computing interest in connection with such payment.

      All payments hereunder are payable in lawful money of the United States of America to Lender (at such address or location as the then holder of this Note may specify from time to time in writing) in immediately available funds. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. No provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner herein prescribed. Maker and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment for payment, demand, notice of dishonor and protest of this Note and further agree that none of the terms or provisions of this Note may be waived, altered, modified or amended except as Lender may consent thereto in a writing duly signed for and on its behalf. If this
Note is not paid when due, Maker promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorney's fees and costs, whether or not any action or proceeding is brought to enforce the provisions hereof.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above and delivered it to Lender.

                                  RIDGEWOOD HOTELS, INC.,
                                  a Georgia corporation

                                  By:_______________________________
                                  Name:_____________________________
                                  Title:____________________________


                            EXHIBIT "C-2"

                    FORM OF OPERATOR DEMAND NOTE


$__________________                               __________, 19__

      FOR VALUE RECEIVED, the undersigned, RIDGEWOOD PROPERTIES, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of RIDGEWOOD HOTELS, INC., a Georgia corporation ("Lender"), on demand, or in the event no demand has theretofore been made, on December 31, 2000, (the "Maturity Date"), the amount of _______________________________ and all accrued but unpaid interest thereon. The outstanding principal amount hereof shall bear interest until the Maturity Date at the "Applicable Federal Rate" (as defined in Section 7872(f)(2)(B) of the Internal Revenue Code of 1986, as amended). Interest accruing under this Note shall be compounded semi-annually and shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period during which it accrues and, if not paid in advance, shall be payable on demand or at the Maturity Date.

      If any payment hereunder shall be due on a legal holiday under the laws of the State of Delaware or any other day on which commercial banks in the City of Dover, Delaware, are obligated or authorized by law to close, such payment shall be made on the next succeeding business day, and such additional time shall be included in computing interest in connection with such payment.

      All payments hereunder are payable in lawful money of the United States of America to Lender (at such address or location as the then holder of this Note may specify from time to time in writing) in immediately available funds. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. No provision of this Note shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner herein prescribed. Maker and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment for payment, demand, notice of dishonor and protest of this Note and further agree that none of the terms or provisions of this Note may be waived, altered, modified or amended except as Lender may consent thereto in a writing duly signed for and on its behalf. If this
Note is not paid when due, Maker promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorney's fees and costs, whether or not any action or proceeding is brought to enforce the provisions hereof.

      IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above and delivered it to Lender.

                                  RIDGEWOOD PROPERTIES, INC.,
                                  a Delaware corporation

                                  By:_______________________________
                                  Name: ____________________________
                                  Title:____________________________


                             EXHIBIT "D"


                         FORM OF ENDORSEMENT



      ENDORSEMENT ATTACHED TO THAT CERTAIN PROMISSORY NOTE, captioned "NEGOTIATE DEMAND PROMISSORY NOTE", dated ______________, 19____, made by RIDGEWOOD PROPERTIES, INC., a Delaware corporation ("Maker"), to the order of RIDGEWOOD HOTELS, INC., a Georgia corporation ("Lender"), in the original principal amount of __________________________ Dollars ($________________).


PAY TO THE ORDER OF
RW HOTEL PARTNERS, L.P.,
a Delaware limited partnership


RIDGEWOOD HOTELS, INC.
a Georgia corporation

By:___________________________
Name:_________________________
Its:___________________________


                             EXHIBIT "E"


                      FORM OF PLEDGE AGREEMENT

                     PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT



      THIS PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this "Pledge Agreement") is entered into as of _______________________, 1995, by and between RIDGEWOOD HOTELS, INC., a Georgia corporation
("Pledgor"), and RW HOTEL PARTNERS, L.P., a Delaware limited partnership ("Secured Party"), on the following terms and conditions:


                              RECITALS:

      A.  Pledgor, as general partner, and RW Hotel Investment
Partners, L.P., a Delaware limited partnership, as limited partner, are partners in Secured Party.

      B. Secured Party is governed by that certain partnership agreement captioned "AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF RW HOTEL PARTNERS, L.P." dated as of August 16, 1995 (the "Partnership Agreement"). Unless otherwise defined herein, all terms used in a capitalized manner herein shall have the meaning set forth in the Partnership Agreement.

      C. The Partnership Agreement requires the execution and delivery of this Pledge Agreement by Pledgor.

      NOW, THEREFORE, in consideration of the Recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Secured Party agree as follows:

      1. Certain Defined Terms and Related Matters. As used herein, the following terms shall have the meanings indicated:

      "Collateral" shall have the meaning assigned to such term in
Section 2 hereof.

      "Cure Period" shall have the meaning assigned to such term in the Partnership Agreement.

      "Event of Default" shall have the meaning assigned to such term in Section 8 hereof.

      "General Partner Demand Note" means the General Partner Demand Notes described in Exhibit "A" attached hereto and made a part hereof, together with any additional General Partner Demand Notes delivered by Pledgor pursuant to Section 3.1B of the Partnership Agreement, collectively.

      "Loan Documents" means (a) the General Partner Demand Notes;
(b) the UCC-1 financing statements; (c) this Pledge Agreement; and
(d) any and all other documents executed by Pledgor and evidencing, securing, governing or otherwise pertaining to the Obligations, as each may be modified, amended, extended, or renewed from time to time.

      "Obligations" shall have the meaning assigned to such term in
Section 3 hereof.

      "Operator Demand Notes" means the Operator Demand Notes described in Exhibit "B" attached hereto and made a part hereof, together with any additional Operator Demand Notes delivered by Operator pursuant to Section 3.1B of the Partnership Agreement, collectively.

      "Pledge Agreement" means this Pledge Agreement.

      "UCC" means the Uniform Commercial Code as adopted in the State of Delaware.

Unless otherwise defined herein, the terms in Article 9 of the UCC are used herein as therein defined.

      2. Grant of Security Interest. Pledgor hereby assigns and pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Operator Demand Notes, whether now owned or hereafter acquired by Pledgor, any rights, remedies, or claims with respect thereto, and any amendments thereof, additions thereto, or replacements or substitutions therefor, and all proceeds, in cash or otherwise, of the foregoing (collectively, the "Collateral"):

      3. Security for Obligations. This Pledge Agreement secures the prompt and complete payment and performance of all obligations, covenants and conditions of Pledgor now or hereafter existing under the (a) the General Partner Demand Notes; and (b) the Loan Documents, as each may be modified, amended, extended, or renewed from time to time (being hereinafter collectively referred to as the "Obligations").

      4. Delivery of Collateral and Other Documents. Immediately upon the execution hereof, Pledgor shall deliver to Secured Party the following:

      (a)  Operator Demand Notes.  The original executed Operator
Demand Notes described on Exhibit "B" attached hereto and made a part hereof, endorsed by Pledgor payable to the order of Secured
Party; and

      (b) Additional Documents. As and when any additional General Partner Demand Note is delivered by Pledgor pursuant to Section 3.1B of the Partnership Agreement, Pledgor shall deliver a supplement to Exhibits "A" and "B" to this Pledge Agreement, in the form required by the Partnership Agreement (adding such General Partner Demand Note to Exhibit "A" and the related Operator Demand Note to Exhibit "B"), together with the executed original of such General Partner Demand Note and the original executed related Operator Demand Note, endorsed by Pledgor payable to the order of Secured Party.

      5. Releases. Upon full payment and satisfaction of any General Partner Demand Note, Secured Party shall release the related Operator Demand Note from the security interest and assignment created hereunder and Secured Party shall deliver to Pledgor, or to an escrow satisfactory to Secured Party for delivery to Pledgor, the related Operator Demand Note with endorsement back to Pledgor, without recourse or warranty.

      6.  Further Assurances.

      6.1 Financing Statements: Further Instruments and Documents. Pledgor authorizes Secured Party to file Uniform Commercial Code financing statements (including, without limitation, Form UCC-1, Form UCC-2 or Form UCC-3, as the case may be) in such offices and locations as are necessary or advisable in the opinion of Secured Party to perfect the security interests granted herein. Pledgor further agrees that from time to time and at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, end take all further action that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any security interests renewed and extended or granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, including, without limitation, the filing of any financing or continuation statements under the UCC or the Uniform Commercial Code as in effect in any other jurisdiction with respect to the security interests created hereby. If any amount payable under or in connection with any of the Collateral shall be or shall become evidenced by any instrument, such instrument shall be delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party (but without recourse or warranty), to be held as Collateral pursuant to this Pledge Agreement.

      6.2 Pledge Agreement as Financing Statement. Pledgor authorizes Secured Party to file a carbon, photographic, or other reproduction of this Pledge Agreement as a financing statement or to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law, and the same shall be sufficient as a financing statement for filing in any such jurisdiction.

      6.3 Amendments of Collateral. Pledgor will deliver to Secured Party immediately upon the execution and delivery thereof any amendments, renewals, extensions, replacements and substitutions to, of or for any of the Collateral (but the foregoing shall not be construed to authorize Pledgor to agree to any of such amendments, renewals, extensions, replacements and substitutions), and any other additional documents, instruments, agreements and other information relating to the Collateral.

      7.  Rights of Secured Party.

      7.1  Secured Party's Appointment as Attorney-in-Fact.

      (a) Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time, or in Secured Party's discretion, for the purpose of carrying out the terms of this Pledge Agreement, and the other Loan Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or appropriate to accomplish the purpose of this Pledge Agreement and the other Loan Documents, and, without limiting the generality of the foregoing, Pledgor hereby grants Secured Party the power and rights on behalf of Pledgor, without notice to or assent by Pledgor, to do the following:

      (i) During the existence of any Event of Default, in the name of Pledgor or in its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under, or with respect to, any of the Operator Demand Notes or any of the other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due or with respect to Operator Demand Notes or other Collateral whenever payable; and

      (ii) During the existence of any Event of Default, (A) to direct any party liable for any payment under any Operator Demand Note or other Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims, and other amounts due or to become due at any time in respect of or arising out of any Operator Demand Note or other Collateral; (C) to sign and indorse any drafts against debtors, assignments, verifications, notices, and other documents in connection with any Operator Demand Note or other Collateral; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the Operator Demand Notes and other Collateral or any part thereof and to enforce any other rights in respect of other Collateral; (E) to defend any suit, action, or proceeding brought against Pledgor with respect to any of the Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any Operator Demand Note or other Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Promotor Partner Demand Notes and other Collateral and the security interests of Secured Party therein and to effect the interest of this Pledge Agreement and the other Loan Documents, all as fully and effectively as Pledgor might do.

      Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (b) Pledgor also authorizes Secured Party, at any time and from time to time, to execute any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

      7.2 Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor upon demand by Secured Party, together with interest thereon from the date advanced at the rate set forth in the General Partner Demand Notes.

      7.3 No Duty. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Operator Demand Notes or other Collateral in its possession and the accounting for amounts actually received by it hereunder, Secured Party shall not have any duty as to any Operator Demand Notes or other Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Operator Demand Notes or other Collateral.

      8. Events of Default. Any of the following shall constitute an event of default ("Event of Default") hereunder: (a) a Bankruptcy/Dissolution Event with respect to Pledgor or any partner thereof; or (b) the failure by Pledgor or any Affiliate thereof to pay any amount when due under the Partnership Agreement, any Collateral Agreement or any of the Loan Documents, if the same remains unpaid within the Cure Period; or (c) any other breach or default by Pledgor or any Affiliate thereof under the Partnership Agreement, Basic Agreement, any Collateral Agreement or any of the Loan Documents, if the same remains uncured within the Cure Period.

      9. Remedies. If any Event of Default shall have occurred and be continuing, Secured Party may take any one or more of the following actions:

      9.1 Realization upon Collateral. Secured Party may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other of the Loan Documents, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement, or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other person (all and each of which demands, defenses, advertisements, and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Operator Demand Note, the other Collateral or any part thereof (or contract to do any of the foregoing), at a private or public sale, at any exchange, broker's board or office of Pledgor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem satisfactory, for cash or on credit or for future delivery without assumption of any credit risk, and, without further notice to Pledgor, shall be authorized to complete and record, or deliver any endorsement of any Operator Demand Note or assignment of any other portion of the Collateral. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived and released. Pledgor further agrees, at Secured Party's request, to assemble any Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Pledgor's premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and actual disbursements in accordance with Section 10 hereof. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, Pledgor hereby agrees that such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

      10. Application of Proceeds. If an Event of Default shall have occurred and be continuing and Secured Party receives proceeds with respect to the Collateral, through a foreclosure sale of the Collateral or otherwise in connection with the enforcement of any right or remedy hereunder, such proceeds shall be applied as follows:

      10.1 First, to the payment of costs and expenses of any such sale, including reasonable compensation to Secured Party, its agents and counsel, and of any judicial proceedings herein the same may be made, and all costs and expenses incurred by Secured Party in connection with its duties hereunder and under the other Loan Documents, including, but not limited to, fees paid by Secured Party to any agents, attorneys, and servicing companies retained by Secured Party;

      10.2 Second, to the payment of the whole amount then due, owing, and unpaid upon the General Partner Demand Notes for principal, together with any and all applicable interest and late charges;

      10.3 Third, to the payment of any other sums required to be paid by Pledgor pursuant to this Pledge Agreement or any of the other Loan Documents; and

      10.4 Fourth, to the payment of any surplus then remaining from such proceeds to Pledgor, or to its successors or assigns, or as a court of competent jurisdiction may direct.

      11.  Miscellaneous.

      11.1 Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of Secured Party and Pledgor and the respective successors and assigns of Secured Party and Pledgor, provided that no party comprising Pledgor may, without the prior written consent of Secured Party, assign any rights, duties, or obligations hereunder.

      11.2 Waiver of Marshalling. All rights of marshalling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

      11.3 Limitation by Law. All rights, remedies, and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be (a) subject to all applicable mandatory provisions of law which may be controlling and (b) limited to the extent necessary so that they will not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

      11.4 Severability. The invalidity of any one or more covenants, phrases, clauses, sentences, or paragraphs of this Pledge Agreement shall not affect the remaining portions of this Pledge Agreement, or any part thereof, and in case of any such invalidity, this Pledge Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences, or paragraphs had not been inserted.

      11.5 Captions. The captions in this Pledge Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Pledge Agreement.

      11.6  Notices.   Any notice which a party is required or may
desire to give the other party shall be in writing and shall be delivered in the manner provided in Section 9.1 of the partnership agreement of Secured Party.

      11.7 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      11.8 Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      11.9 Governing Law. THIS PLEDGE AGREEMENT IS INTENDED TO BE PERFORMED IN THE STATE OF DELAWARE, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS PLEDGE AGREEMENT.

      11.10 Amendments, Etc. No amendment, modification or waiver of any provision of this Pledge Agreement, nor consent to any departure by Pledgor herefrom, shall be effective unless the same shall be$in writing and signed by Secured Party, in which event such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                  PLEDGOR:

                                  RIDGEWOOD HOTELS, INC.,
                                  a Georgia corporation

                                  By:________________________
                                  Name: ________________________
                                  Title: _________________________



                             EXHIBIT "F"

                 CERTAIN IRR DEFICIENCY CALCULATIONS


      This Exhibit describes the internal rate of return calculation contemplated by Section 4.1 of the partnership agreement (this "Partnership Agreement") to which this Exhibit is attached and of which this Exhibit forms a part. Except as otherwise indicated in this Exhibit, each capitalized term used herein shall have the meaning given to the same elsewhere in the Partnership Agreement.

      A.  CERTAIN DEFINITIONS.

      "End of Year N" means the date that is N years after Time O.

      "Contributions" of a Partner means all contributions made under Article III by such Partner to the Partnership on or after Time O.

      "Distributions" to a Partner means all distributions made to such Partner under Article IV on or after Time O.

      "IRR Rate" means the "15% IRR Rate" or the "25% IRR Rate", as applicable.

      "N" is an integer greater than zero.

      "Time O" means June 7, 1995.

       "Year N" means the Nth "Calculation Year" (as defined below) after Time O.

       "15% IRR Rate" means 15% per annum.

       "25% IRR Rate" means 25% per annum.

      B. ASSUMPTIONS. For the purpose of performing the future value calculations described in this Exhibit:

      (1) Periods. All calculations shall be based on consecutive 12-month periods (individually, a "Calculation Year"), the first of which shall commence at Time O.
      (2) Distributions. All Distributions will be considered to have been made at the end of the Calculation Year in which they were actually made. However, the amount of each Distribution of Net Sale Proceeds or Net Financing Proceeds in a particular Calculation Year will be increased to its future value as of the end of such Calculation Year (from the date actually made) using the applicable IRR Rate.

      Example:  [PLEASE SEE ATTACHED]

      (3) Contributions: All amounts advanced by Limited Partner or its partners shall be deemed to be Contributions as of the date advanced, including the $100,000 deposit made on June 7, 1995, whether or not reimbursed (it being understood that any such reimbursement shall constitute a Distribution). All Contributions after Time 0 will be considered to have been made at the end of the year in which they were actually made; however, the amount of each Contribution will be increased to its future value as of the end of such Calculation Year (from the date actually made) using the applicable IRR Rate.

      Example:  [PLEASE SEE ATTACHED]

      C. CALCULATION. With respect to any particular IRR Rate, the amount (the "IRR Deficiency") as of any particular date that Limited Partner must receive in order to receive its internal rate of return (using such IRR Rate) equals the amount by which (1) the future value as of such date (but, as to any particular Contribution, not less than one year after such Contribution is made) at such IRR Rate, compounded quarterly, of all Contributions of Limited Partner, exceeds (2) the future value (as of such date) at such IRR Rate, compounded quarterly, of all Distributions to such Partner made on or before such date. Accordingly, the "15% IRR Deficiency" is the IRR Deficiency using the 15% IRR Rate and the "25% IRR Deficiency" is the IRR Deficiency using the 25% IRR Rate.

      Example:      [PLEASE SEE ATTACHED]



                             EXHIBIT "G"


                         APPRAISAL PROCEDURE



      The following provisions set forth the procedure for determining fair market value referred to in the partnership agreement (this "Agreement") to which this Exhibit is attached and of which this Exhibit is a part. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same elsewhere in this Agreement.

      A. Definition. "Fair Market Value" means the price (as determined pursuant to this Exhibit) at which the property (the "Subject Property") to be appraised would be sold for cash by a willing seller, not compelled to sell, to a willing buyer, not compelled to buy, on a free and clear basis, unencumbered by any financing (including, without limitation, any deeds of trust, mortgages, ground leases [in connection with sale/leaseback financing] or other security instruments securing any financing). However, the determination of the Fair Market Value of the Subject Property shall take into account (and be reduced by) the total closing costs (including attorneys' fees, title insurance costs, brokers' fees and recordation costs) that would customarily be paid by the seller of properties of like kind and stature.

      B. Agreement Procedure. First, the Partners shall attempt to determine the Fair Market Value of the Subject Property by agreement in accordance with this subsection B.

      (1) Proposal. On (or within 15 days before or after) the date (the "Determination Date") as of which the determination of Fair Market Value is to be made, Electing Partner may give Dissolution Partner written notice of its proposed Fair Market Value of the Subject Property. If Dissolution Partner disagrees with such proposed Fair Market Value, Dissolution Partner shall notify Electing Partner in writing, within 10 business days after Electing Partner's proposal is delivered, of its disagreement and its counterproposal (and failure to do so within such 10-business day period shall be deemed to constitute Dissolution Partner's agreement with Electing Partner's proposal). Such 10-business day period is herein called the "Proposal Period".

      (2) Supplemental Discussion. If the parties fail to reach actual (or deemed) agreement during the Proposal Period (or if the proposal described above is not given), then the parties shall use good faith efforts to reach agreement on the Fair Market Value of the Subject Property on or before the "Outside Negotiation Date" (which, as used herein, means the date that is 20 business days after the Determination Date or, if later, 10 business days after the Proposal Period, if any).

      C. Appraisal Procedure. If agreement is not reached (or deemed reached) on or before the Outside Negotiation Date, then the Fair Market Value of the Subject Property shall be determined by an appraisal made by a single appraiser or by a board of three appraisers as hereinafter provided in this subsection C.

      (1)  Appointment of Appraisers.

      (a) Appraiser Qualifications. Each appraiser selected under this Exhibit must (i) be a reputable real estate appraiser, (ii) be a member of the American Institute of Real Estate Appraisers or a successor body hereinafter constituted exercising a similar function, (iii) have experience in appraising property similar to the Subject Property (in terms of location, size, improvements and quality) and (iv) have no direct or indirect financial or other business interests in any party to this Agreement or the Hotel Property.

      (b) Selection Process. During the 15-day period immediately following the Outside Negotiation Date, the parties will endeavor to jointly select, approve and appoint an appraiser to appraise the Subject Property for the purposes of this Exhibit. If the parties have not jointly appointed an appraiser by the date which is 15 days after the Outside Negotiation Date, the appraisal of the Subject Property for the purposes of this Exhibit will be conducted by a board of three appraisers, one appointed by Electing Partner, one appointed by Dissolution Partner and the third appointed by the first two appraisers. In such event, the first two appraisers shall be appointed by the parties by a date which is not later than 30 days after the Outside Negotiation Date, and the third appraiser shall be appointed by the first two appraisers within 15 days after the appointment of the first two appraisers. If the first two appraisers are unable to agree on a third appraiser, such third appraiser shall be appointed by the senior federal district court judge, or such other federal district court judge as he may designate, for the district in which the Subject Property is located, acting in his non-judicial capacity. If such federal district court judge refuses to act within 15 days after such request, such third appraiser shall be appointed pursuant to the rules of the American Arbitration Association.

      (c) Costs. The costs and expenses of each of the first two appraisers shall be paid by the party appointing such appraiser, and the costs and expenses of the third appraiser (or the single appraiser, if one appraiser, instead of three appraisers, is used) shall be shared equally by the parties.

      (2)  Determination by Appraisers.

      (a) Appraisal by One Appraiser. If the appraisal is to be conducted by a single appraiser appointed jointly by the parties, the appraiser appointed shall proceed to appraise the Subject Property and notify the parties by written notice of the amount of the Fair Market Value of the Subject Property, which notice shall be accompanied by a copy of his appraisal report, not later than the earlier to occur of the date which is 30 days after the appointment of such appraiser and the date which is 45 days after the Outside Negotiation Date, and such appraiser's determination of the Fair Market Value of the Subject Property shall be deemed to be the Fair Market Value of the Subject Property.

      (b) Appraisal by Three Appraisers. If the appraisal is to be conducted by a board of three appraisers, the appraisers shall proceed to appraise the Subject Property and notify the parties by written notice of the amount of their determinations of the Fair Market Value of the Subject Property, which notices shall be accompanied by copies of their appraisal reports and be given not later than 30 days after the appointment of the third appraiser. If the determinations of the Fair Market Value of the Subject Property of any two or all three of the appraisers shall be identical in amount, such amount shall be deemed to be the Fair Market Value of the Subject Property, but if such determinations of all three appraisers shall be different in amount, then the Fair Market Value of the Subject Property shall be determined as follows:

      (i) If neither the highest nor the lowest appraised value differs from the middle appraised value by more than 10% of the middle appraised value or if highest and lowest appraised values each differ from the middle appraised value by the same amount, then the Fair Market Value of the Subject Property shall be deemed to be the average of the three appraised values; and

      (ii) Otherwise, the Fair Market Value of the Subject Property shall be deemed to be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value.

      D.  Conclusive Determination.  The Fair Market Value of the
Subject Property determined in accordance with the provisions of this Exhibit shall be binding and conclusive on the parties.